UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

SVB FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 27, 2017

4:30 P.M.

Dear Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2017 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation, which will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 27, 2017 at 4:30 p.m., Pacific Time. The purposes of the meeting are to:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected,

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017,

3.	Approve, on an advisory basis, our executive compensation (“Say on Pay”),

4.	Approve, on an advisory basis, the frequency of future Say on Pay votes, and

5.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. This Notice and the Proxy Statement provide instructions on how you can vote your shares online or by telephone, or if you have received a printed copy of the proxy materials and a proxy card, by mail. You may attend the meeting and vote in person even if you have previously voted by proxy.

Only stockholders of record at the close of business on February 27, 2017 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger F. Dunbar
Roger F. Dunbar
Chairman of the Board

Santa Clara, California

March 9, 2017

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR, (II) FOR AN ANNUAL FREQUENCY OF FUTURE SAY ON PAY VOTES AND (III) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

◾	Indicates matters to be voted on at the Annual Meeting.

i

SUMMARY PERFORMANCE AND PROXY INFORMATION

This summary highlights our 2016 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K, for the year 2016.

2016 PERFORMANCE

2016 FINANCIAL PERFORMANCE (COMPARED TO 2015)

We achieved another year of record diluted earnings per common share (“EPS”) and net income, and we maintained multi-year growth of our average total assets, loans (net of unearned income), and client funds (deposits and client investment funds).

2016 BUSINESS PERFORMANCE

We are proud of our healthy business growth in 2016, as we continued to serve the innovation economy. We continued to focus on enhancing our client relationships and building our brand, as well as expanding our platform, capabilities and global reach. Some of our business highlights from 2016, compared to 2015, include:

•	MARKET SHARE GROWTH
¡	Our net client count increased by 16%.
¡	We maintained our leading market share of early-stage companies and grew our early-stage client count by 13%.

•	CONTINUED FOCUS ON OUR GLOBAL GROWTH
¡	We established an office in Dublin, Ireland.
¡	We made progress establishing lending branches in Germany and Canada, subject to regulatory approval.
¡	Our UK and European client count increased by 26%.

•	PAYMENTS BUSINESS GROWTH
¡	Our foreign exchange and credit card fees (“Selected Fee Income”) increased by 20%.
¡	We crossed the $3 billion and $5 billion thresholds for client credit card spend and merchant card volume, respectively.
¡	We reached a significant payments processing milestone — over $1 trillion.

SUMMARY INFORMATION

ANNUAL MEETING AND PROXY STATEMENT INFORMATION

ANNUAL MEETING

Time and Date:	4:30 p.m. (Pacific Time), April 27, 2017	Record Date:	February 27, 2017

Place:	SVB Financial Group – Corporate Headquarters 3005 Tasman Drive, Santa Clara, California 95054	Voting:	Stockholders as of record date are entitled to vote

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference

Proposal No. 1 - Election of Eleven (11) Directors	For all nominees	2

Proposal No. 2 - Ratification of KPMG LLP as Auditors for 2017	For	53

Proposal No. 3 - Advisory (Non-Binding) Vote on Executive Compensation	For	54

Proposal No. 4 - Advisory (Non-Binding) Vote on Say on Pay Frequency	Annual	54

DIRECTOR NOMINEES

We are seeking your vote FOR all of the director nominees below:

					Committee Membership*
Name	Age	Year First Elected By Stockholders	Principal Occupation	# of Other Public Company Boards	Audit	Compensation	Credit	Finance	Governance	Risk
Greg W. Becker	49	2011	President and Chief Executive Officer, SVB Financial Group	—
Eric A. Benhamou	61	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	2				X	C	X
David M. Clapper	65	2005	Chief Executive Officer, Minerva Surgical, Inc.	—	X		C			X
Roger F. Dunbar	71	2005	Board Chairman SVB Financial Group; Former Global Vice Chairman, Ernst & Young, LLP	—	X			X	X	C
Joel P. Friedman	69	2005	Former President, Business Process Outsourcing, Accenture	1				C	X	X
Lata Krishnan	56	2008	Chief Financial Officer, Shah Capital Partners	—	X			X
Jeffrey N. Maggioncalda	48	2012	Former Chief Executive Officer, Financial Engines	—		X	X
Mary J. Miller	61	2016	Former Under Secretary for Domestic Finance, U.S. Department of Treasury	—	X			X
Kate D. Mitchell	58	2010	Co-Founder and Managing Director, Scale Venture Partners	1		C	X			X
John F. Robinson	70	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	1	C	X	X			X
Garen K. Staglin	72	2012	Proprietor, Staglin Family Vineyard	1		X			X

  * “C” denotes committee chairperson; all memberships are as of the date of this Proxy Statement.

SUMMARY INFORMATION

CORPORATE GOVERNANCE HIGHLIGHTS

Board Composition

•	Total of 11 director nominees — all independent directors, except for CEO director

•	Separate Board Chairperson and CEO roles

•	Independent Board Chairperson

•	Independent chairpersons and members of all Board committees

•	Seasoned Board with diverse experience, including:
o	Innovation Economy
o	Banking/Financial Services
o	Finance/Audit
o	Regulatory/Government

•	No director serves on more than two public company boards, other than the Company

•	Policy requiring directors to submit their resignation upon reaching the age of 75

Board Accountability

•	Annual election of directors

•	Majority voting standard in uncontested director elections

•	Annual Board and committee evaluations

•	Regularly-held executive sessions of non-management directors

•	Robust executive and director equity ownership guidelines

•	Independent Board approval of CEO compensation

•	Ongoing director nominee identification and selection process

•	Limit on director compensation under equity plan

Stockholder Interests

•	All independent directors, except for CEO director

•	Separate Board Chairperson and CEO roles

•	Active stockholder engagement practices

•	Annual Say on Pay vote

•	Stockholders may call special meetings

•	One single voting class --- common stock class

•	No poison pill

Risk Management

•	Board (and individual committee) oversight of risk

•	Separate Board Risk Committee focused on enterprise-wide risk management framework

•	Risk Committee comprised of the chairpersons of the Board and all six Board committees

•	Risk management guided by Risk Appetite Statement (reviewed and enhanced on an annual basis by the full Board)

AUDITOR MATTERS

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year.

For 2016, 82.9% of total 2016 fees represented audit and audit-related fees. (For more information, see page 53.)

SUMMARY INFORMATION

EXECUTIVE COMPENSATION

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2016 Named Executive Officers (“NEOs”)

•	Greg Becker, President and Chief Executive Officer

•	Michael Descheneaux, Chief Financial Officer*

•	Marc Cadieux, Chief Credit Officer

•	John China, Head of Technology Banking

•	Joan Parsons, Credit Risk Manager**

2016 Compensation Highlights

•	CEO pay alignment with Company performance

•	Emphasis on performance-based, long term pay for CEO (as compared with peers)

•	Balanced CEO target pay mix — 81% of which is comprised of “at-risk” compensation

•	Maintained annual equity burn rate of 1.7%

Compensation Governance and Practices

•	Independent Board approval of CEO compensation; independent Compensation Committee approval of non-CEO executive compensation

•	Active Compensation Committee engagement – 12 meetings in 2016

•	Focus on stockholder interests (including annual Say on Pay, robust equity ownership guidelines, active stockholder engagement, performance metrics tied to total stockholder return and return on equity performance)

•	No hedging or pledging

•	Regular benchmarking against peers for compensation and performance purposes

•	Double trigger change in control severance

•	No 280G excise tax gross ups

For a summary of the highlights of our 2016 executive compensation and key features of our executive compensation governance and practices, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 27.

ANNUAL “SAY ON PAY” FREQUENCY

Consistent with 2011 (the last time our Say on Pay Frequency vote was submitted for stockholder approval), our Board of Directors is once again recommending that a Say on Pay advisory vote occur on an annual basis.

Our Board values the opinions of our stockholders and believes that an annual advisory vote will allow our stockholders to provide us with their direct input on our executive compensation for our NEOs.

Our Board of Directors recommends an ANNUAL FREQUENCY

IMPORTANT DATES FOR 2018 ANNUAL MEETING

Stockholder proposals for inclusion in our 2018 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 9, 2017. Notice of stockholder proposals for the 2018 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 24, 2017 and no later than January 23, 2018.

* * * *

*	We announced on January 26, 2017 that Mr. Descheneaux will be appointed as President of Silicon Valley Bank, to become effective upon the appointment of a new Chief Financial Officer.
**	Ms. Parsons transitioned from Head of Specialty Banking to the non-executive role of Credit Risk Manager and Mr. China’s title changed to Head of Technology Banking, both as of February 6, 2017.

v

SUMMARY INFORMATION

PROXY STATEMENT INFORMATION OF SVB FINANCIAL GROUP

3003 TASMAN DRIVE, SANTA CLARA, CALIFORNIA 95054

PROXY STATEMENT GENERAL INFORMATION

Mailed to Stockholders on or about March 9, 2017

General

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) to be voted at our 2017 Annual Meeting of Stockholders and any adjournments or postponements of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 27, 2017 at 4:30 p.m., Pacific Time. For directions to attend the Annual Meeting in person, please visit our website at http://www.svb.com/locations.aspx.

Record Date

Only stockholders of record as of the close of business on February 27, 2017 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 52,361,590 shares of our common stock, $0.001 par value (our “Common Stock”), outstanding.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our 2016 Annual Report on Form 10-K are available electronically at www.svb.com/proxy. The contents of our website are not incorporated herein by reference and any reference to our website address provided throughout this Proxy Statement is intended to be an inactive textual reference only. See also “Information about Voting and Proxy Solicitation – Delivery of Proxy Materials” below. The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

PROXY STATEMENT INFORMATION

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees

DIRECTOR ELECTION, QUALIFICATION AND OTHER INFORMATION

Our Amended and Restated Bylaws (the “Bylaws”) require the Board of Directors to consist of at least eight (8), but no more than thirteen (13) members, with the exact number to be fixed by the Board of Directors. The number of directors authorized by the Board is currently fixed at eleven (11).

Upon the recommendation of the Governance Committee, our Board of Directors has nominated eleven (11) directors — ten (10) independent directors and the CEO — for election at this year’s Annual Meeting to hold office until the next annual meeting. All of our incumbent directors are nominees for re-election to the Board and were last elected to serve as directors of the Company at our annual meeting of stockholders in April 2016. Each received the support of 98% of the votes cast at the 2016 Annual Meeting. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders.

Vote Required

Pursuant to our Bylaws, directors are elected by a plurality of votes cast at the Annual Meeting. This means that the eleven (11) nominees who receive the highest number of votes cast “for” their election will be elected.

Director Qualifications

The Board recognizes that it is of utmost importance to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a board and working productively with management. The Governance Committee of the Board is responsible for maintaining a well-rounded and diverse board that has the requisite diversity of skills and qualifications to oversee the Company effectively. The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience, qualifications and attributes typically sought by the Governance Committee in director candidates include, but are not limited to, the primary areas identified on the right and below.

The Board believes that our incumbent directors, as a whole, have these areas of experience and that each director possesses particular attributes which qualify him or her to serve on the Board, as further noted in his or her respective biography below.

PRIMARY AREAS OF DIRECTOR QUALIFICATION

  Client Industry – Experience with our key client industries, including technology, life science and healthcare, energy and resource innovation, venture capital/private equity and premium wine, to help deepen our knowledge of the innovation markets in which we do business.

  Banking/Financial Services – Experience with the banking or financial services industry, including regulatory experience, to help support and grow our core business.

  Global – Experience working outside of the United States or with multinational companies, to help facilitate our global expansion.

  Leadership – Experience holding significant leadership positions, including as a CEO or head of a significant business, to help us drive business strategy, growth and performance.

  Finance/Accounting – Experience with finance, accounting or financial reporting processes, to help drive operating and financial performance.

  Information Technology and Risk Management – Experience with key risk management functions, to help oversee the dynamic risks we face.

  Public Company/Regulatory – Experience working with publicly-traded companies on corporate governance and regulatory matters, to help us navigate a complex legal environment.

KEY DIRECTOR ATTRIBUTES	✓ Strong strategic and innovative thinking ✓ Integrity ✓ Collegial spirit ✓ Sound business judgment	✓ Professionalism ✓ Ability to generate public confidence ✓ Ability to act independently ✓ Availability and commitment to serve

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

Nominees for Director

All proxies will be voted “FOR” the election of the following eleven (11) nominees recommended by the Board, unless authority to vote for the election of directors (or for any particular nominee) is withheld. If any of the nominees unexpectedly declines or becomes unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to, or in lieu of, those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Director Resignation Policy

In addition, the Governance Committee of our Board has adopted a director resignation policy applicable to uncontested director elections, such as the election to be held at the upcoming Annual Meeting. Uncontested elections are elections where the number of nominees is not greater than the number of directors to be elected. Pursuant to the director resignation policy, any of our director nominees in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to the Board for consideration promptly following certification of the stockholder vote. The Governance Committee will act within ninety (90) days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit its recommendation to the Board for consideration at the Board’s next scheduled meeting. The Board expects that any director whose resignation is under consideration will abstain from participating in any decision or deliberation regarding that resignation. We will publicly disclose any decision made by the Board with respect to any such tendered resignation.

DIRECTOR BIOGRAPHIES

The biographical information for each of the director nominees is as follows:

GREG W. BECKER

Mr. Becker was appointed the President and Chief Executive Officer of the Company and the Bank in April 2011. He first joined us in 1993 as part of the Northern California Technology Division, and since then, has served in a number of executive and senior management positions, including Division Manager of Venture Capital (1999-2002), Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of the Bank (since 2008).

Director since: 2011 Age: 49 Committees: None Independent: —

Specific Qualifications, Attributes, Skills and Experience

Current Private Directorships:

•   Chairman, Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (member since 2011)

•   Executive Council, TechNet (since 2016)

•   Member, U.S. Department Digital Economy Board of Advisors (since 2016)

Prior Directorships:	• Director and executive committee member, Bay Area Council, a public policy advocacy organization (2011-2015)
Other Prior Experience:	• President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004-2011)
Education:	• Bachelor’s degree in Business from Indiana University

Leadership – Current role as the Company’s Chief Executive Officer, as well as other prior leadership roles within the Company.

Client Industry and Banking/Financial Services – Extensive experience with the Company and within the banking industry, working with public and private technology, life science and venture capital clients.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

ERIC A. BENHAMOU

Mr. Benhamou is Chairman and Chief Executive Officer of Benhamou Global Ventures, LLC (“Benhamou Global Ventures”), which he founded in 2003. Benhamou Global Ventures invests and plays an active role in innovative high-tech firms throughout the world. Mr. Benhamou also sits on various public and private technology company boards, and serves a variety of educational and philanthropic organizations.

Director since: 2005 Age: 61 Committees: Governance (Chair) Finance and Risk Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Public Directorships:	• Chairman, Cypress Semiconductor Corporation, a semiconductor company (since 1993) • Finjan Holdings, Inc., a global provider of proactive web security solutions (since 2006)
Private Directorships:

•   Chairman, Totango, a customer success and data platform (since 2016)

•   Chairman, Ayehu, a developer of IT process automation products (since 2015)

•   Grid Dynamics, a provider of commerce technology solutions for retailers (since 2015)

•   Virtual Instruments, an infrastructure performance analytics company (since 2016)

Other Current Experience:	• Chairman, Israel Venture Network, a philanthropic organization for a stronger Israeli society (since 2000)
Prior Directorships:

•   Qubell, a private application deployment and configuration management platform (acquired by Grid Dynamics) (2014-2015)

•   ConteXtream, a private carrier equipment vendor for intellectual property based media services (acquired by Hewlett Packard Company) (2007-2015)

•   Load Dynamix, a private intellectual property network testing tool developer (2010-2014)

•   Purewave, Inc., a private developer of outdoor compact base stations for the 4G marketplace (2010-2014)

•   RealNetworks, Inc., a public company creator of digital media services and software (2003-2012)

•   Voltaire Ltd., a public grid computing network solutions company (acquired by Mellanox Technologies, Ltd.) (2007-2011)

•   Dasient Inc., a private security company that provides malware detection and prevention solutions (acquired by Twitter, Inc.) (2010-2011)

•   Chairman, 3Com Corporation, a public networking solutions provider (acquired by Hewlett-Packard Company) (1990-2010)

•   Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (acquired by Hewlett-Packard Company) (1999-2007)

Other Prior Experience:

•   Executive committee member, Stanford University School of Engineering (1996-2015)

•   Visiting professor, IDC Business School (2001-2015)

•   Executive committee member, Ben Gurion University of Negev (2000-2013)

•   Visiting professor, INSEAD Business School (2003-2012)

•   Executive committee member, Computer Science & Telecommunications Board (CSTB) (2003-2008)

•   Interim Chief Executive Officer of Palm, Inc. (2001-2003)

•   Chief Executive Officer, 3Com Corporation (1990-2000), and other management positions

•   Executive committee member, TechNet (2005)

•   Member, US-Israel Science and Technology Commission (2003)

•   Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

Education:

•   Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France

•   Master’s degree in Science from the School of Engineering at Stanford University

•   Several honorary doctorates

Leadership – Held a variety of key executive positions, including Chairman/CEO roles at 3Com Corporation and Palm, Inc.

Client Industry – In-depth experience with both public and private technology companies as part of management and/or as a director and venture capital investor; current role as Chairman and Chief Executive Officer of Benhamou Global Ventures.

Global – Strategic and operational experience in the global markets, particularly in Europe and Israel.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

DAVID M. CLAPPER

Mr. Clapper has been the Chief Executive Officer of Minerva Surgical, Inc. a medical device company, since May 2011. He has had an extensive career in the healthcare and medical device industries, including serving as the President and Chief Executive Officer (2005-2008) of SurgRx, Inc., a privately held medical device manufacturer, until its acquisition by Ethicon Endo-Surgery, Inc. in 2008, as well as a variety of public and private company directorships.

Director since: 2004 Age: 65 Committees: Credit (Chair), Audit and Risk Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Private Directorships:	• Meditrina, a medical device company (since 2016) • Corinth MedTech, a medical device company (since 2011) • RELIGN Corporation, a medical device company (since 2011)
Prior Directorships:

•   Carbylan Therapeutics (acquired by KalVista) (2014-2016)

•   MOSIAX, Inc. (2011-2016)

•   Arqos Surgical, Inc., a private technology holding company (2011-2015)

•   IoGyn, Inc., a private medical device company (acquired by Boston Scientific Corporation) (2011-2014)

•   Neomend, Inc., a private designer of surgical sealants and adhesion prevention products (acquired by C.R. Bard, Inc.) (2010-2012)

•   Baxano Surgical, Inc., a private medical device manufacturer (2009-2011)

•   DFine, Inc., a private electrosurgical system developer (acquired by Merit Medical Systems, Inc.) (2007-2011)

•   Sierra Surgical Technologies, a private surgical device company (2007-2011)

•   Other directorships completed prior to 2009 include Pulmonx, a private medical device company (2003-2006); Conor Medsystems, a public developer of drug delivery technology (acquired by Johnson and Johnson) (2004-2007); St. Francis Medical Technology, a private medical device manufacturer (acquired by Kyphon Inc. /Medtronic, Inc.) (2006); Novacept, a private medical device company (acquired by Cytyc Corporation/Hologic, Inc.) (1999-2004); Focal, Inc., a public company developer of surgical sealants (acquired by Genzyme Corp/Sanofi-Aventis SA) (1994-1999)

Other Prior Experience:

•   President and Chief Executive Officer, Novacept (1999-2004)

•   President and Chief Executive Officer, Focal, Inc. (1994-1999)

•   Various management positions at Johnson & Johnson, a public company provider of professional consumer health care products and services (1977-1993)

Education:	• Bachelor’s degree in Marketing from Bowling Green State University

Leadership – Current role as Chief Executive Officer of Minerva Surgical, Inc. as well as held other prior Chief Executive Officer positions of other life science companies.
Client Industry – Deep experience with a variety of public and private life science companies, as part of management and/or as a director.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

ROGER F. DUNBAR

Mr. Dunbar is our current Chairman of the Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2017-2018 director term. Mr. Dunbar retired from Ernst & Young LLP (“Ernst & Young”) in 2004, where he served in a variety of positions since 1974, including key leadership positions.

Director since: 2004 Age: 71 Committees: Risk (Chair), Audit, Finance and Governance Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Prior Experience with Ernst & Young:

•   Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)

•   Member, Global Practice Council, London, United Kingdom (2000-2004)

•   Member, Global Management Committee, London, United Kingdom (2000-2004)

•   Member, US Area Managing Partners Leadership Group (1992-2000)

•   Client Service Partner and other key positions, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

Prior Directorships:	• Desert Mountain Club, Inc. (2010-2015) • Desert Mountain Property, Inc. (2009-2010) • Advisory Board Member, SVB Financial Group and Silicon Valley Bank (2001-2004)
Other Prior Experience:

•   Instructor, Santa Clara University’s Graduate School of Business

•   Instructor, Ernst & Young’s National Education Program

•   Advisory Boards, Santa Clara University and California Polytechnic State University – San Luis Obispo

•   Member, Joint Venture Silicon Valley’s 21st Century Education Board

•   U.S. Naval Officer (1967-1980)

Education:

•   Bachelor’s degree in Business from San Francisco State University

•   Master’s degree in Business Administration from Santa Clara University

•   Certified public accountant, inactive, and a member of the California State Board of Accountancy and the AICPA

Leadership – Held a variety of key executive positions, including Global Vice Chairman of Ernst & Young.

Client Industry and Global – Deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in the United Kingdom and Israel.

Finance and Risk Management – Extensive domestic and international capital markets, finance, accounting and audit experience with Ernst & Young.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

JOEL P. FRIEDMAN

Mr. Friedman retired from Accenture PLC (“Accenture”), a public company global management-consulting firm, in 2005, where he held the position of President of the Business Process Outsourcing organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles.

Director since: 2004 Age: 69 Committees: Finance (Chair), Governance and Risk Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Public Directorships:	• NeuStar, Inc. a provider of essential clearinghouse services to the communications industry (since 2006)
Private Directorships:

•   Advisory Director, FTV Capital (formerly Financial Technology Ventures) (since 2005)

•   Advisory Director, Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 2013; director from 1991-2012)

Prior Experience with Accenture:

•   President of the Business Process Outsourcing organization

•   Managing Partner, Banking and Capital Markets

•   Managing General Partner, Accenture Technology Ventures

•   Founder, Accenture strategy consulting practice

Prior Directorships:

•   EXL Services (Advisory Director), a provider of offshore business process outsourcing solutions (2008-2011)

•   Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired by Oracle)

•   Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (2004-2010)

•   Other directorships completed prior to 2009 include Accenture, a global management-consulting firm (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and The Brain Technologies.

Other Prior Experience:	• Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)
Education:	• Bachelor’s degree in Economics from Yale University • Master’s degree in Business Administration from Stanford University

Leadership – Held a variety of key executive positions, including President of the Business Process Outsourcing organization within Accenture.
Client Industry and Banking/Financial Services – Extensive experience working with venture capital firms and within the banking industry through Accenture.
Finance – Deep experience with corporate finance and capital markets through Accenture.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

LATA KRISHNAN

Ms. Krishnan is the Chief Financial Officer of Shah Capital Partners (“Shah Capital”), a leading mid-market technology private equity fund that she joined upon its inception in 2003. Prior to joining Shah Capital, Ms. Krishnan held various corporate accounting and finance positions with leading financial firms.

Director since: 2008 Age: 56 Committees: Audit and Finance Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Private Directorships:	• Chair, American India Foundation, an organization dedicated to accelerating social and economic development in India (since 2001) • The Commonwealth Club, a public affairs forum (since 2004)
Other Experience:	• Fellow, American Leadership Forum (since 1998)
Prior Directorships:

•   Enlighted, Inc., an information technology consulting firm (2010-2013)

•   TiE, a non-profit global network of entrepreneurs and professionals

•   Global Heritage Fund, a non-profit international heritage conservancy (2009-2011)

•   CEO Women, a non-profit organization to create economic opportunities for low-income immigrant and refugee women (2009-2011)

•   America’s Foundation for Chess, a non-profit foundation committed to children’s education (2003-2011)

•   Global Philanthropy Forum, an initiative of the World Affairs Council (2006-2011)

•   Narika, a shelter for abused women in the Asian community (1998-2011)

Other Prior Experience:

•   Co-Founder and Chief Financial Officer, SMART Modular Technologies, Inc., a manufacturer of computer memory modules (1989-1999)

•   Various corporate accounting and finance positions with Montgomery Services

•   Various corporate accounting and finance positions with Arthur Andersen & Company LLP

•   Various corporate accounting and finance positions with Hill Vellacott & Company in London

Education:	• Bachelor’s degree with honors from the London School of Economics • Member of the Institute of Chartered Accountants in England and Wales

Client Industry and Finance – Served as co-founder and chief financial officer of a technology company; experience with a leading technology private equity fund; served in a variety of accounting and finance related positions.

Global – Deep experience in global markets, particularly in India and the United Kingdom.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

JEFFREY N. MAGGIONCALDA

Mr. Maggioncalda is currently a senior advisor to McKinsey & Company, a global management-consulting firm. Prior to that, Mr. Maggioncalda was the Chief Executive Officer of Financial Engines, Inc. (“Financial Engines”), a publicly-held independent investment advisory firm, since its inception in 1996 until 2014. He also served as a director of Financial Engines from 2011 to 2014.

Director since: 2012 Age: 48 Committees: Compensation and Credit Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Prior Directorships:	• Financial Engines, an independent investment advisory firm (2011-2014) • Affinity Circles, a social networking developer
Other Prior Experience:	• Summer Associate, McKinsey & Co., a strategy consulting firm (1995) • Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)
Education:	• Bachelor’s degree in Economics and English from Stanford University • Master’s degree in Business Administration from Stanford University

Leadership – Former role as CEO and director of Financial Engines.
Banking/Financial Services – Extensive experience in the investment advisory industry.

MARY J. MILLER

Ms. Miller is the former Under Secretary for Domestic Finance for the U.S. Department of the Treasury (“U.S. Treasury”), a position that she held following her confirmation by the U.S. Senate from March 2012 until September 2014. Ms. Miller also served as Assistant Secretary of the Treasury for Financial Markets following her confirmation by the U.S. Senate in February 2010 until June 2014. Prior to joining the U.S. Treasury, Ms. Miller held various positions with T. Rowe Price Group, Inc. from 1983 to 2009.

Director since: 2015 Age: 61 Committees: Audit and Finance Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Private Directorships:

•   The Jeffrey Company, an investment company (since 2016)

•   Trustee, Cornell University, a higher education institution (since 2015)

•   ICE Benchmark Association, a unit of the Intercontinental Exchange (since 2014)

•   Trustee, The Urban Institute, a non-profit research organization (since 2014)

Other Prior Experience:	• Director, Fixed Income Division, T. Rowe Price Group, Inc. a global investment management firm (2004-2010) • Various investment management positions with T. Rowe Price Group
Education:	• Bachelor’s degree in Government from Cornell University • Master’s degree in City and Regional Planning, University of North Carolina at Chapel Hill • Chartered Financial Analyst (CFA)

Leadership – Held key leadership positions within the U.S. Treasury.
Banking/Financial Services – Extensive experience in financial markets, including regulatory experience; deep experience in the investment advisory industry.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

KATE D. MITCHELL

Ms. Mitchell is Managing Partner and Co-Founder of Scale Venture Partners (“Scale Venture”), a venture capital firm that invests in enterprise software companies and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale Venture in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America.

Director since: 2010 Age: 58 Committees: Compensation (Chair), Credit and Risk Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Public Directorships:	• Fortive Corporation (NYSE: FTV) a worldwide provider of professional instrumentation and industrial technologies (since 2016)
Other Experience:

•   Member, Steering Committee, Private Equity Women Investor Network, a forum for senior women in private equity (since 2010)

•   Member, NASDAQ Private Market Advisory Council, an advisory forum related to private capital markets (since 2014)

•   Co-Chair, NVCA Diversity Task Force, a forum to increase opportunities for women and minorities in venture capital and entrepreneurship (since 2014)

•   Silicon Valley Community Foundation, a non-profit organization advising philanthropic solutions for regional and global issues (since 2015)

Prior Directorships:

•   National Venture Capital Association (“NVCA”), a trade association focused on regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital (2007-2011 and 2014-2016)

•   PeopleMatter (PMW Technologies, Inc.), a provider of human resource management solutions (2014-2016)

•   mBlox, Inc., a mobile transaction network provider (acquired by CLX Communications (2010-2016)

•   New Century Hospice, a provider of hospice services for patients, families and healthcare providers (2014-2015)

•   Jaspersoft, Inc., a manufacturer of business intelligence software (2009-2014)

•   Friends of the San Francisco Public Library (2007-2010)

•   Wayport, Inc. (2000-2008)

•   Other directorships completed prior to 2009 include: Songbird Medical (1998-2005); Acusphere, Inc., a public pharmaceutical company (1999-2005); Tonic Software, Inc. (2000-2005); Pavilion Technologies, Inc. (2004-2007)

Other Prior Experience:

•   Silicon Valley Bank Venture Capital Advisory Board (2008-2013)

•   Various senior management positions in finance and technology (including Senior Vice President), Bank of America

•   Various finance and lending positions at Bank of California (now Union Bank of California)

Education:	• Bachelor’s degree in Political Science from Stanford University • Master’s degree in Business Administration from Golden Gate University

Client Industry – Deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as co-founder and partner of Scale Venture.

Banking/Financial Services – Held a variety of key executive positions at a large global bank.
Finance – Extensive finance and asset/liability management experience at two nationally recognized banks.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

JOHN F. ROBINSON

Mr. Robinson is a former Executive Vice President, Corporate Risk Management of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller.

Director since: 2011 Age: 70 Committees: Audit (Chair), Compensation, Credit and Risk Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Public Directorships:	• Federal Home Loan Bank of San Francisco (from 2004-2005 and 2007-2008, and since 2011)
Prior Directorships:

•   Vogogo, Inc., a Canadian based provider of verification tools for risk management and payment processing (2015-2016)

•   Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (2004-2013)

•   Long Beach Mortgage Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

•   Long Beach Securities Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

Other Prior Experience:

•   National Outdoor Leadership School Advisory Committee (2007-2016)

•   Executive Vice President, Corporate Risk Management Washington Mutual Bank, a financial lending institution (2002-2008)

•   Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

Education:	• Bachelor’s degree in Business Administration from Washington University in St. Louis • Master’s degree in Business Administration from Harvard University • Chartered Financial Analyst (CFA)

Banking/Financial Services – Deep banking and regulatory experience, especially as a former bank regulator.
Risk Management – Held a variety of executive risk management positions at a nationally recognized bank.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

GAREN K. STAGLIN

Mr. Staglin is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial and insurance services industries.

Director since: 2011 Age: 72 Committees: Compensation and Governance Independent: ✓

Specific Qualifications, Attributes, Skills and Experience

Public Directorships:	• Chairman, ExlService Holdings, Inc. (NASDAQ: EXLS), a provider of outsourcing services to global companies (since 2005)
Private Directorships:

•   Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures) (since 2004)

•   Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

•   Chairman, Nvoice Payments, an electronic payment service provider (since 2010)

Other Experience:

•   Founder and President, One Mind Institute, devoted to raising awareness and funding research to find a cure for major mental illnesses (since 1995)

•   Founder and Co-Chairman, One Mind, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 2010)

Prior Directorships:

•   Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (1995-2014)

•   Chairman, Free Run Technologies, an internet and technology services company (2003-2014)

•   Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)

•   Advisory Board, Blaze Mobile, a mobile payments company (2006-2011)

•   Solera Holdings, Inc., a public automotive insurance software service provider (2005-2011)

•   Global Document Solutions, a private document processing outsourcing company (2005-2010)

•   Other directorships completed prior to 2009 include: First Data Corporation, a payment solutions provider (1992-2003); Quick Response Services, a public retail management and supply chain services company (1991-2001); CyberCash, Inc., a public micro-payments and platform company (1996-2000); Chairman, Safelite Auto Glass, a private national auto glass provider (1993-1999)

Other Prior Experience:	• Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (2009-2014)
Education:

•   Bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles

•   Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University Graduate School of Business

Leadership – Held a variety of leadership roles, including as Chairman of ExlService as well as other founder and president roles with various non-profit organizations.

Client Industry and Banking/Financial Services – Extensive experience working within the wine and transaction/payment processing industries, as well as experience working with innovation companies as a director.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which we manage our business and to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines provide a framework for our Company with respect to corporate governance principles and are reviewed at least annually, as well as amended from time to time to continue to enhance our governance structure. A copy of our guidelines is available at www.svb.com under “About Us—Investor Relations—Corporate Governance.”

Board Independence and Leadership

The Board has determined that, with the exception of Mr. Becker, our President and CEO, all of our current directors and director nominees are “independent” within the meaning of the director independence standards set by The NASDAQ Stock Market LLC (“NASDAQ”) and the Securities Exchange Commission (the “SEC”).

Additionally, our Bylaws provide that the Board shall not have more than two (2) directors who do not meet the definition of an “Outside Director.” For these purposes, an Outside Director is any director who meets the independence and experience requirements of NASDAQ and the SEC, and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. All of our current directors, except for our CEO, are considered Outside Directors.

Separate Chairperson and CEO Roles

The Board has determined that it is in the best interests of the Company to continue to maintain the Board chairperson and CEO positions separately. We believe that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board at this time, as it enhances the Board’s independent oversight of management and strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the CEO, and guide the Board through appropriate governance processes. The Board of Directors periodically reviews the Company’s leadership structure and may modify the structure, as it deems appropriate given the specific circumstances then facing the Company.

Independence and Leadership Structure

  Separation of Chairperson and CEO roles

  All non-employee directors are independent under applicable stock exchange and SEC rules

  Independent Committee Chairs

  Regularly scheduled executive sessions

The Board has determined that Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2017-2018 term.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Risk Oversight and Risk Committee

Oversight of the Company’s risk management is one of the Board’s key priorities and is carried out by the Board as a whole, as well as by each of its various committees. The Board has formed a committee to specifically focus on the Company’s risk management. Our Risk Committee is comprised of the chairpersons of each of the Board and the Audit, Compensation, Credit, Finance and Governance Committees. The Risk Committee has primary oversight responsibility of the Company’s enterprise-wide risk management framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. In addition, it is responsible for overseeing the Company’s compliance with its risk appetite statement, which sets forth the tolerance levels with respect to the amount and types of risks underlying the Company’s business. The Risk Committee also reviews, and recommends any changes for Board approval to, the Company’s risk appetite statement. Our other Board committees also share responsibility for the risk appetite statement by overseeing and approving applicable risk metrics, including risk limits and thresholds, for each of their relevant areas of responsibility.

BOARD & CORPORATE GOVERNANCE Corporate Governance Principles

Additionally, each Board committee is engaged in overseeing the Company’s risks as they relate to that committee’s respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting, as well as legal, information technology and security-related risks. The Compensation Committee engages in periodic risk assessments to review and evaluate risks in relation to our compensation programs. The Finance Committee actively oversees our capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Our Governance Committee oversees our compliance functions and routinely reviews our compliance risks, including Bank Secrecy Act compliance. Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risk profile.

Annual Board Evaluation

The Governance Committee of the Board, in coordination with the full Board, conducts a periodic evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also leads an evaluation of the performance and effectiveness of each of the Board’s committees. All Board and committee evaluations are typically conducted on an annual basis. See “Board Committees—Committee Governance” below.

Board Refreshment and Succession Planning

The Governance Committee primarily oversees the refreshment or succession planning of Board membership. Succession planning takes into account the importance of balancing the appropriate representation of experience and skills on the Board, with the benefits of Board refreshment. Identification of possible director candidates that possess the appropriate qualifications, desire to serve on a financial services public company board and are able to complement our existing Board can be a lengthy process. As such, the Governance Committee discusses recruiting strategies and actively considers potential director candidates, whether or not there is an immediate vacancy on the Board to fill. It may from time to time use outside recruiters to assist with identifying potential candidates. The Governance Committee also reports to, and discusses succession planning with, the full Board.

Oversight of CEO

Annual CEO Performance Evaluation

The independent members of the Board evaluate the performance of our CEO on an annual basis. Each year, the Governance Committee approves a process to solicit the Board’s feedback. Our Chairman of the Board, together with the chairpersons of the Governance and Compensation Committees, then lead discussions with the Board (without the CEO present) to evaluate the CEO’s performance, both generally as well as against certain predetermined annual goals.

CEO Succession Planning

As a matter of sound governance, the Board, as a whole or through a special committee, reviews and discusses the Company’s contingency or long-term plans for CEO succession. These efforts involve seeking input from our current CEO and our Head of Human Resources, as well as external advisors, as appropriate. Any plans are reviewed and discussed with the Board.

BOARD & CORPORATE GOVERNANCE Corporate Governance Principles

Meeting Attendance

Board and Committee Meetings

The Board held nine (9) meetings during fiscal year 2016. (For the number of committee meetings held in 2016, see “Board Committees—Committee Chairpersons/Membership, Responsibilities and Meetings” below.) Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board and the committees on which he or she served during 2016.

Stockholder Meetings

It is the Board’s policy that each director employs his or her best efforts to attend each of our annual stockholder meetings. Eight (8) of our eleven (11) then-serving Board members attended our 2016 Annual Meeting of Stockholders.

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees and considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership, and should be addressed to: SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, Attn: Corporate Secretary, Facsimile: (408) 969-6500.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the importance of assembling a well-rounded, diverse body of directors. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and identifying candidates for membership on the Board in light of our ongoing requirements, the committee’s assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ for nomination to the Board based on such individual’s skills, character, judgment and business experience, as well as his or her ability to diversify and add to the Board’s existing strengths. Overall, the Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to our business and strategic direction. Please see the description under “Director Qualifications” above for additional information.

Communications with the Board

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairperson of the Board and shared with the full Board as appropriate.

Code of Ethics

We maintain a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) that applies to our CEO, Chief Financial Officer, Chief Accounting Officer and other senior members of the Finance staff. A copy of the Code of Ethics is available on our website at www.svb.com under “About Us—Investor Relations—Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400. We intend to disclose any waivers from, or changes to, our Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2016.

BOARD & CORPORATE GOVERNANCE Corporate Governance Principles

BOARD COMMITTEES

We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. There are six (6) standing Board committees: Audit, Compensation, Credit, Finance, Governance and Risk.

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee, Credit Committee, Governance Committee and Risk Committee are “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable.

In addition, the Board has determined that each of Messrs. Robinson and Dunbar and Ms. Krishnan are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication,” as defined under the rules of NASDAQ.

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. The charters of each committee are available on our website, www.svb.com under “About Us—Investor Relations—Corporate Governance.”

The charters provide that each committee have adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as the committee deems necessary or appropriate.

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to assess committee performance and effectiveness. Typically, the assessments are conducted on an annual basis, and include a self-assessment by each committee. The review includes an evaluation of various areas that may include committee size, composition, performance, coordination among committee members and among the standing committees, and involvement with the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Committee Chairpersons/Membership, Responsibilities and Meetings

All committee chairpersons are independent and appointed annually by the Board of Directors. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works actively and closely with management on all committee matters, as appropriate.

Each of the committees meets regularly, at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their activities to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items, that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

BOARD & CORPORATE GOVERNANCE Board Committees

The names of the members and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:

Audit Committee (12 meetings in 2016)

•    Our corporate accounting and financial reporting processes and the quality and integrity of our financial statements and reports.

•    The qualification, independence, engagement and performance of our independent auditors.

•    The performance of our internal auditing function, as well as other key functions, including information technology, security, legal and regulatory matters.

John Robinson, Chair Dave Clapper Roger Dunbar Lata Krishnan Mary Miller

Compensation Committee (12 meetings in 2016)

•    Our overall compensation strategies, plans, policies and programs.

•    The approval of executive and director compensation.

•    The assessment of compensation-related risks.

Kate Mitchell, Chair Jeff Maggioncalda John Robinson Garen Staglin

Credit Committee (6 meetings in 2016)

•    The credit and lending strategies, objectives and risks of the Company and the Bank.

•    The credit risk management of the Company and the Bank, including reviewing internal credit policies and establishing portfolio limits.

•    The quality and performance of the credit portfolio of the Company and the Bank.

Dave Clapper, Chair Jeff Maggioncalda Kate Mitchell John Robinson

Finance Committee (8 meetings in 2016)

•    The financial risk management of the Company and the Bank.

•    The financial strategies and objectives of the Company and the Bank, including the capital planning, capital and liquidity management, and the annual budget.

•    The review of the Company and Bank’s financial performance and compliance with applicable financial regulatory requirements, including stress testing.

•    The review of certain corporate development matters, such as strategic investments.

Joel Friedman, Chair Eric Benhamou Roger Dunbar Lata Krishnan Mary Miller

Governance Committee (6 meetings in 2016)

•    Our general corporate governance practices, including review of our Corporate Governance Guidelines.

•    The annual performance evaluation process of our Board and its committees, and CEO.

•    The identification and nomination of director candidates.

•    Our regulatory compliance and BSA functions of the Company and the Bank.

Eric Benhamou, Chair Roger Dunbar Joel Friedman Garen Staglin

Risk Committee (4 meetings in 2016)

•    The enterprise-wide risk management policies of the Company.

•    The operation of our enterprise-wide risk management framework.

•    Our compliance with the Company’s risk appetite statement.

•    The review of changes to our risk profile.

Roger Dunbar, Chair Eric Benhamou Dave Clapper Joel Friedman Kate Mitchell John Robinson

BOARD & CORPORATE GOVERNANCE Board Committees

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. All members of the Audit Committee are “independent” as defined by NASDAQ and the requirements of the Exchange Act, and meet the applicable heightened independence criteria under SEC rules. In addition, Messrs. Robinson and Dunbar and Ms. Krishnan meet the “audit committee financial expert” requirement as defined in Regulation S-K under the Exchange Act, and possess “financial sophistication,” as defined under the rules of NASDAQ.

Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices, the quality and integrity of our financial statements and reports and our internal control over financial reporting. The committee is responsible for the appointment (or reappointment) and the compensation of our independent registered public accounting firm, as well as for the review of the qualifications, independence and performance of the registered public accounting firm engaged as our independent auditors. Specifically, in reappointing KPMG LLP as the Company’s independent registered public accounting firm for 2016, the Audit Committee considered, among other factors: KPMG’s performance on prior audits; the quality, efficiency and cost of KPMG’s services; KPMG’s knowledge of the Company’s business and the banking industry; and KPMG’s overall relationship with the Audit Committee and management. (See “Other Proxy Proposals – Principal Audit Fees and Services for more information about the Audit Committee’s oversight of KPMG’s audit and permissible non-audit fees.)

In addition, the Audit Committee oversees our Internal Audit function, as well as other management functions including information technology and security. To the extent applicable, the committee also oversees the Company’s material litigation matters, regulatory enforcement actions, and other legal proceedings.

The Audit Committee meets regularly in executive session with our independent auditor and our Head of Internal Audit (both separately and together), as appropriate.

Responsibilities of Management, Independent Auditor and Internal Audit

Management has the primary responsibility over the Company’s financial statements and the reporting process, as well as our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting in accordance with the requirements promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). KPMG LLP has served as our independent auditor since 1994.

Our Head of Internal Audit reports directly to the Audit Committee (and administratively to the CEO). Under his direction, our Internal Audit function is responsible for preparing an annual audit plan and conducting internal audits intended to evaluate the Company’s internal control structure and compliance with applicable regulatory requirements.

Financial Reporting for 2016

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2016, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in “Internal Control – Integrated Framework (2013).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

BOARD & CORPORATE GOVERNANCE Audit Committee Report

(Report of the Audit Committee of the Board continued)

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements as of and for the year ended December 31, 2016. The Audit Committee discussed with the independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor the auditor’s independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

John Robinson (Chair)	David Clapper	Roger Dunbar	Lata Krishnan	Mary Miller

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2016 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Kate Mitchell (Chair)	Jeff Maggioncalda	John Robinson	Garen Staglin

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee or the 162(m) Committee performed all executive compensation-related functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. See discussion above under “Board Committees – Committee Chairpersons/Membership, Responsibilities and Meetings” for additional information on the Compensation Committee. Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation or determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below. See also “Compensation Discussion and Analysis – Executive Benefits and Other Executive Compensation-Related Matters – Section 162(m)” for a description of the composition of the 162(m) Committee.

None of the members of the Compensation Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

BOARD & CORPORATE GOVERNANCE Compensation Committee Report

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2016.

Overview

Our compensation for our non-employee
directors is designed to be competitive with other
financial institutions that are similar in size,
complexities or business models. In addition, our
director compensation is designed to be tied to
business performance and stockholder returns, and
to align director and stockholder interests through
director ownership of the Company’s stock.

The Compensation Committee oversees and
approves our director compensation. In doing so, the
Compensation Committee reports to and, as
appropriate, consults with, the full Board on all
relevant matters.

Our CEO, the only employee director on the
Board, does not receive any payment for his services
as a director.

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Total
Roger F. Dunbar	$217,000	$200,093	$417,093
Eric A. Benhamou	98,250	100,046	198,296
David M. Clapper	113,000	100,046	213,046
Joel P. Friedman	94,500	100,046	194,546
Lata Krishnan	95,250	100,046	195,296
Jeffrey N. Maggioncalda	84,000	100,046	184,046
Mary J. Miller	82,500	100,046	182,546
Kate D. Mitchell	113,250	100,046	213,296
John F. Robinson	135,000	100,046	235,046
Garen K. Staglin	79,500	100,046	179,546

(1)  Values indicated for annual director equity awards reflect the fair value of restricted stock units granted during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The actual value realized is subject to our stock price performance on the date of settlement.

Elements of Director Compensation

Compensation for our non-employee directors reflects a combination of cash (annual retainer fees and committee meeting fees) and equity (annual restricted stock unit awards). In April 2016, the Compensation Committee eliminated meeting fees for meetings of the full Board, and increased the annual non-employee director retainer from $35,000 to $60,000.

Annual Director Retainer Fee	$60,000
Annual Chairperson Fee	$90,000, Board Chair $20,000, Audit Committee Chair $15,000, Compensation Committee and Risk Committee Chairs $12,000, Credit, Finance and Governance Chairs
Committee Meeting Fees

$2,500 (in-person)/$1,250 (telephonic), Audit Committee

$1,500 (in-person)/$750 (telephonic), all other committees

$5,000 per day, for Audit Committee strategic planning or other extended meetings

$3,000 per day, for strategic planning or other extended meetings for all other committees

Annual Equity Retainer Award	Grant of restricted stock units subject to annual vesting with a total value of approximately $200,000 and $100,000 for the Board Chair and each of the other non-employee directors, respectively

The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Director Equity Compensation; Deferral Elections

Our annual equity retainer awards are typically granted to directors in the form of restricted stock units. The awards are approved by the Compensation Committee and typically granted approximately one month after the annual meeting of stockholders. The awards typically vest in full upon the completion of the annual director term on the date of the next annual meeting. In 2016, the directors were granted an aggregate of 10,835 restricted stock units with a scheduled vesting date of the upcoming Annual Meeting.

BOARD & CORPORATE GOVERNANCE Director Compensation

Non-employee directors may elect an irrevocable deferral of the settlement of restricted stock unit awards until the earliest of: (i) a specific future settlement date that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (ii) separation from service, (iii) the date of a change in control, (iv) death or (v) the date of disability. Elections will apply to restricted stock unit awards received during 2016. Mses. Krishnan and Mitchell elected to defer the settlement of their 2016 equity grants of 985 restricted stock units each.

Equity Plan Limits Applicable to Directors

Equity grants to directors are subject to the terms of our 2006 Equity Incentive Plan, as amended (the “2006 Equity Incentive Plan”) including the following limitations (as provided under the plan):

•	No non-employee director may be granted, in any fiscal year, awards covering shares having an initial value greater than $500,000.

•	Annual director grants may become fully vested no earlier than the last day of the director’s then current annual term of service, subject to certain limited exceptions as provided under the plan.

Determination of Director Compensation

Each year, the Compensation Committee, together with its independent compensation consultant, conducts a comprehensive review of director compensation, taking into consideration our overall compensation philosophy, as well as competitive compensation data from the Company’s 2016 Peer Group and other relevant and comparable market data and trends. The committee routinely reviews each of the various pay components, the form and amount of payment, as well as the cash/equity compensation mix. Based on such review and any recommendations from its independent compensation consultant, the Compensation Committee may make changes to director compensation to the extent it deems appropriate.

Director Equity Ownership Guidelines

Under the current equity ownership guidelines for our non-employee directors, each non-employee member of the Board of Directors is expected to hold, within five years of becoming a director, shares of our Common Stock that have a minimum value equivalent to 600% of his or her annual retainer fee.

The Compensation Committee is responsible for setting and periodically reviewing the equity ownership guidelines. Equity ownership requirements for directors are established based upon a competitive review and subsequent recommendations by the committee’s independent compensation consultant. The Governance Committee is responsible for overseeing director compliance with these guidelines, and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2016, all non-employee directors had attained the applicable ownership requirements or otherwise remained on target to meet such requirements within the established compliance time frame.

BOARD & CORPORATE GOVERNANCE Director Compensation

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

Our policy on related party transactions (“Related Party Policy”) governs transactions involving us and certain related persons that are required to be disclosed under Item 404 of SEC Regulation S-K (“S-K 404”). We regularly monitor our business dealings and those of our directors and executive officers, as appropriate, to determine whether any such dealings would constitute a related party transaction under the Related Party Policy. Generally, under the policy, any transaction, arrangement or relationship will be considered an interested transaction subject to the review or approval of the Audit Committee, if: (i) we are a participant in the transaction; (ii) the aggregate transaction amount involved will or may be expected to exceed $120,000 in any calendar year; and (iii) a related person or party has or will have a direct or indirect material interest in the transaction. The following persons are considered “Related Parties” under the Related Party Policy: (i) any director or executive officer of the Company; (ii) any nominee for director of the Company; (iii) any holder of more than 5% of our Common Stock; and (iv) any immediate family member of any of the above.

We have implemented a framework to help identify potential related party transactions, which may include from time to time, loan transactions by the Company or the Bank, investment transactions, compensation arrangements, or other business transactions involving us or our subsidiaries. Under this framework, we have processes in place that are designed to identify, review and escalate, as appropriate, proposed transactions involving a potential Related Party. Employees are also expected to escalate any transaction involving potential conflicts of interests pursuant to our Code of Conduct.

The Audit Committee has primary responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, ratified or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson. Additionally, the Credit Committee reviews and approves certain related party loan transactions as described below, and the Governance Committee takes into consideration related party transactions involving our directors as part of its annual director independence review.

Insider Loan Policy

We also have in place a policy that permits the Bank to make loans (“Insider Loans”) to directors, executive officers and principal stockholders of the Bank or its affiliates and the related interests of those Insiders (“Insiders”), pursuant to the applicable requirements of Regulation O of the Federal Reserve Act (“Regulation O”). Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002, as they are made by the Bank and subject to Regulation O.

Pursuant to Regulation O, our Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (i) are approved in advance by a majority of the Board of Directors of the Bank, if the aggregate amount of all outstanding extensions of credit to the Insider and to all related interests of the Insider exceeds $500,000; (ii) are extended under substantially the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with non-Insider Bank clients; and (iii) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval may not participate either directly or indirectly in the voting to approve such extension of credit.

Related Party Transactions

Ordinary Course Loan Transactions

Except as described below, during 2016 the Bank made loans to Related Parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of 10% or more of the equity securities of such companies. Such loans: (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

BOARD & CORPORATE GOVERNANCE Related Transactions

Employee Matters

SVB also maintains an Employee Home Ownership Program (“EHOP”), a benefit program that allows eligible non-executive employees of the Bank and its affiliates to receive mortgage loans at preferred rates. Generally, executive officers may not participate in the EHOP unless they have received a loan prior to their appointment as executive officers, as was the case for Messrs. John China and Phil Cox. In March 2009, Mr. China received an EHOP mortgage loan in the amount of approximately $1.2 million, which became due as of April 1, 2016. The loan was fully repaid on April 8, 2016. No late fees or other penalties were incurred pursuant to the terms of the loan. In September 2011, Mr. Cox received an EHOP mortgage in the amount of approximately $311,000, which matures in October 2018.

In 2016, Mr. Jon Wolter, a vice-president of SVB and the son-in-law of Ms. Joan Parsons, also received a mortgage loan through our EHOP in the amount of approximately $1.2 million, which matures in December 2023. In addition, Mr. Wolter‘s total compensation for 2016 was approximately $189,100 (including his base salary, bonuses, company contributions to his 401(k)/ESOP account, but excluding other normal benefits provided to all employees). His compensation is in accordance with our standard employment and compensation practices applicable to employees with similar qualifications and responsibilities. Ms. Parsons does not participate in matters related to Mr. Wolter’s employment or compensation.

We also maintain a series of employee-funded investment funds known as Qualified Investors Funds (“QIFs”), which invest employees’ own capital in certain funds, including certain SVB Capital funds. We pass on the cost of external expenses to the QIF participants and do not charge a management fee. Participating employees must meet certain eligibility qualifications pursuant to applicable regulatory requirements. Messrs. Becker, Cadieux, China, Cox, Descheneaux, Wallace and Zuckert and Mdmes. Draper and Parsons have each made commitments to QIFs in commitment amounts ranging from $50,000 to $250,000.

Vendor Arrangements

In 2016, we also entered into an engagement with BlackRock Financial Management, Inc. to perform certain independent compliance testing services related to the effectiveness of the Company’s Volcker Rule compliance program, for a fee of approximately $150,000. In addition, we engaged The Vanguard Group as the record-keeper and trustee of our 401(k) and Employee Stock Ownership Plan, as well as the record-keeper of our Deferred Compensation Plan. Our transition to Vanguard became effective in January 2017, and as such, no fees were incurred in connection with these arrangements during the 2016 fiscal year. Each of BlackRock, Inc. and The Vanguard Group, together with their respective affiliates, is a greater than 5% owner of our outstanding voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to us, that during fiscal year 2016 our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner.

BOARD & CORPORATE GOVERNANCE Section 16(a) Compliance

EXECUTIVE OFFICERS AND COMPENSATION

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers, as of the date of this Proxy Statement, and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation
Greg W. Becker	49	President and Chief Executive Officer
Marc C. Cadieux	50	Chief Credit Officer
John D. China	51	Head of Technology Banking
Philip C. Cox	50	Head EMEA and President of the UK Branch
Michael R. Descheneaux (1)	49	Chief Financial Officer
Michelle A. Draper	49	Chief Marketing Officer
Michael L. Dreyer	53	Chief Operations Officer
Christopher D. Edmonds-Waters	54	Head of Human Resources
Laura Izurieta	56	Chief Risk Officer
Roger E. Leone	63	Chief Information Officer
Bruce E. Wallace	52	Chief Digital Officer
Michael S. Zuckert	58	General Counsel

(1)

In January 2017, the Company announced that Mr. Descheneaux was appointed as the President of Silicon Valley Bank, where he will oversee the Company’s global commercial bank, private bank and funds management businesses, as well as credit administration and business analytics. Mr. Descheneaux’s appointment is expected to become effective upon the appointment of a new chief financial officer, and until such time, he will continue to serve as the Company’s Chief Financial Officer.

EXECUTIVE BIOGRAPHIES

Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Marc C. Cadieux joined us in 1992 as an Assistant Vice President, and has held a variety of positions of increasing responsibility in the areas of credit administration, business development and relationship management during his tenure with the Company. Mr. Cadieux was previously the Division Risk Manager for SVB’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the United States, Canada, the United Kingdom and Israel. Mr. Cadieux was appointed as Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013, where he currently oversees our credit administration function. Prior to joining the Company, Mr. Cadieux held several credit-related positions with Pacific Western Bank and Bank of New England. Mr. Cadieux holds a Bachelor’s degree in Economics from Colby College.

John D. China joined us in 1996 as Senior Relationship Manager and has since held a variety of positions with the Company, including Head of Venture Capital Group and Head of Private Equity Group. Mr. China was appointed as the Head of Relationship Management in 2010, and in 2014, as the Head of Relationship Banking (currently Head of Technology Banking), where he focuses on our core technology banking clients. Mr. China is a member of the advisory board of DEMO, and serves on the boards of ASTIA, a non-profit organization dedicated to the success of women-led, high-growth ventures, and the California Israel Chamber of Commerce. Mr. China holds a Bachelor’s degree in Industrial Engineering from Stanford University.

EXECUTIVE OFFICERS & COMPENSATION Information on Executive Officers

Philip C. Cox joined us in 2009 as Head of UK, Europe & Israel, where he was responsible for the overall strategic direction of the Company in the UK, Europe and Israel, as well as the establishment of our UK Branch banking business. Mr. Cox was appointed as Head of Europe, Middle East and Africa and President of the UK Branch in 2012, where he is focused on the international development of our business and is responsible for our UK branch. Prior to joining the Company, Mr. Cox was Head of Commercial Banking at the Bank of Scotland in London, a division of Lloyds Banking Group (2008-2009) and the Chief Executive Officer of Torex Retail PLC (2005-2008). Prior to that, Mr. Cox spent approximately 23 years with NatWest/RBS Group and held a variety of positions, including Managing Director of Transport and Infrastructure Finance, Regional Managing Director of the North of England Region and the same position for the South West and Wales business. Mr. Cox is a member of the Chartered Institute of Bankers (UK) and the Association of Corporate Treasurers (UK).

Michael R. Descheneaux joined us in 2006 as Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he is responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business. Prior to joining the Company, Mr. Descheneaux was a managing director of Navigant Consulting (2004-2006) and held various leadership positions with Arthur Andersen (1995-2002). Mr. Descheneaux holds a Bachelor’s degree in Business Administration from Texas A&M University. He is also a certified public accountant licensed by the Texas State Board of Public Accountancy.

Michelle A. Draper joined us in 2013 as Chief Marketing Officer, and is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us, Ms. Draper held various senior-level marketing positions at Charles Schwab & Co. from 1992-2013, including as Senior Vice President of Institutional Services Marketing, where she oversaw advertising, brand management and other key marketing strategies. Prior to that, Ms. Draper also served as a director of Investor Services Segment Marketing and Vice President of Advisor Services Marketing Programs, developing marketing strategies for both the retail and institutional sides of the Charles Schwab business. Ms. Draper holds a Bachelor’s degree in Journalism from California Polytechnic State University – San Luis Obispo, as well as Series 7 General Securities Representative and Series 24 General Securities Principal licenses.

Michael L. Dreyer joined us in 2015 as Chief Operations Officer, where he is responsible for the Company’s global technology and infrastructure functions. Most recently, he served as the Chief Operations Officer and President of the Americas for Monitise, where he was responsible for the design, build and operations of Monitise’s technology globally, as well as its Americas business (2014-2015). Prior to that, Mr. Dreyer was the Chief Information Officer at Visa Inc., where he was responsible for company’s systems and technology platforms (1998-2014). Mr. Dreyer has also held various senior-level positions at American Express, Prime Financial, Inc., the Federal Deposit Insurance Corporation (FDIC) and Bank of America. He has been on the board of directors of Finisar Corporation (FNSR: NASDAQ) since 2015, and F5 Networks Inc. (FFIV: NASDAQ), since 2012. Mr. Dreyer holds a Bachelor’s degree in Psychology and a Master’s degree in Business Administration from Washington State University.

Christopher D. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness, and in 2007, was appointed to his current role as Head of Human Resources, where he oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions. Prior to joining the Company, Mr. Edmonds-Waters held various senior-level human resources positions at Charles Schwab & Co. from 1996-2003, and began his career at Macy’s California where he held various merchandising as well human resources roles. Mr. Edmonds-Waters holds a Bachelor’s in Intercultural Communications from Arizona State University and a Master’s in Human Resources and Organization Development from the University of San Francisco.

Laura Izurieta joined us in August 2016 as Chief Risk Officer, and is responsible for leading our enterprise-wide risk management, corporate compliance and regulatory functions. Prior to joining the Company, Ms. Izurieta held various roles of increasing responsibility at Capital One (2000-2016). Most recently, Ms. Izurieta served as the Executive Vice President and Chief Risk Officer, Retail and Direct Bank at Capital One. Prior to that, she held various senior-level roles at Capital One, including Senior Vice President of Enterprise Risk Management, Vice President of Corporate Reputation and Governance, Vice President of Capital One Home Loans and Vice President of Information Technology. Prior to her tenure at Capital One, Ms. Izurieta also held positions at Freddie Mac and Bank of America. Ms. Izurieta holds a Bachelor’s degree in Business Administration from Towson University and a Master’s degree in Applied Behavioral Science from John Hopkins School of Business.

EXECUTIVE OFFICERS & COMPENSATION Information on Executive Officers

Roger E. Leone joined us in 2015 as Head of IT Infrastructure Engineering and Operations, and in September 2015, was appointed to his current role as Chief Information Officer, where he oversees our information technology functions. Prior to joining us, he served in a range of technology positions, including as an independent consultant from (2011-2014) and Vice President, Global IT Services at Yahoo! (2010-2011). Prior to that, Mr. Leone held various senior-level IT positions at Pfizer (1996-2010), including as Vice President of Americas Regional Shared Services, where he managed a team of over 400 IT professionals supporting over 26,000 clients in the Americas. Prior to his time at Pfizer, Mr. Leone spent approximately 20 years with Bank of America in a variety of IT positions. Mr. Leone holds a Bachelor’s degree in Mathematics from Utica College of Syracuse University.

Bruce E. Wallace joined us in 2008 as Head of Global Services, where he was responsible for our operations, product management, global transaction banking and service delivery. He was later appointed Chief Operations Officer in 2011, where he was responsible for leading all bank and non-bank operations and information technology services. In 2015, Mr. Wallace was appointed to his current role as Chief Digital Officer, where he is responsible for the Company’s digital banking functions and the Company’s fee-based product businesses. Prior to joining the Company, Mr. Wallace spent more than 20 years in a variety of management positions in banking operations with Wells Fargo & Company, most recently as Senior Vice President and Manager of Treasury Management Operations (2005-2008). Mr. Wallace holds a Bachelor’s degree in Accounting from California State University, Sacramento.

Michael S. Zuckert joined us in 2014 as General Counsel and is responsible for all our legal matters. Prior to joining us, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup (2009-2014), where he served as general counsel for the company’s non-core assets business, Citi Holdings, and focused on mergers and acquisitions. Prior to his time at Citigroup, Mr. Zuckert held various senior-level positions at Morgan Stanley & Co. Inc., and was Vice President and General Counsel at TheStreet.com, Inc., an online financial news provider. Mr. Zuckert has also been a director of the Law Foundation of Silicon Valley since 2015 and a member of the leadership counsel of Tech:NYC since 2017. He holds Bachelor’s degrees in History and Law and Society from Brown University and a Juris Doctor from New York University School of Law.

EXECUTIVE OFFICERS & COMPENSATION Information on Executive Officers

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2016 executive compensation program, as it relates to our five “named executive officers” listed below.

CD&A – EXECUTIVE SUMMARY

Message from the Compensation Committee…

The Compensation Committee of the Board of Directors has primary oversight over the design and execution of the Company’s executive compensation program. While we did not make any material changes to the design of our 2016 executive compensation program — consistent with prior years, we continued to focus on:

•      Setting challenging performance metrics aligned with our strategic business and growth objectives, as well as stockholder interests;

•      Establishing a compensation framework that incents consistent and sustainable long-term performance, but without encouraging undue risk-taking; and

•      Determining compensation based on an appropriate balance of formulaic considerations, as well as Compensation Committee judgment.

Despite a year of continued low interest rates, increasing regulatory complexities and strong competition, we believe the compensation paid to our executives for 2016 was commensurate with the strong performance delivered on both an individual and Company basis. (For a summary of our 2016 financial and business highlights, please see the “Summary Performance and Proxy Information” section at the beginning of this Proxy Statement.) The compensation framework we have established continues to be focused on our long-term global growth and we look forward to our continued execution against our strategic objectives in 2017.

NAMED

EXECUTIVE

OFFICERS

(“NEOs”)

Greg Becker

President and CEO

Michael Descheneaux*

Chief Financial Officer

Marc Cadieux

Chief Credit Officer

John China

Head of Technology

Banking

Joan Parsons**

Credit Risk Manager

Kate Mitchell (Committee Chair)	Jeff Maggioncalda	John Robinson	Garen Staglin

PRIMARY EXECUTIVE COMPENSATION ELEMENTS FOR 2016 - SUMMARY

	Base Salary	Incentive Compensation Plan (ICP)	Performance-Based Restricted Stock Units (PRSUs)	Stock Options	Restricted Stock Units (RSUs)
Form of Compensation	-------------------- Cash --------------------		------------------------------- Equity-------------------------------
	---- Fixed ----	-------------------------- Performance-Based -----------------------			-----Fixed^-----

Performance Timing	--------- Short-Term Emphasis ---------		----------------------- Long-Term Emphasis -----------------------
Measurement Period	Ongoing	1 Year	3 Years	4 Year Vesting

Key Performance Metrics Applicable	---	ROE^^ (budgeted and relative)	Relative TSR^^; ROE; Selected Fee Income	Stock Price Appreciation

Determination of Performance-Based Payouts	---	Formulaic + Discretion	Formulaic + Negative Discretion	---
*

On January 26, 2017, we announced plans to appoint Mr. Descheneaux as the President of Silicon Valley Bank, to become effective upon the hiring of a new Chief Financial Officer (a search for which is currently underway).

**

As of February 6, 2017, Ms. Parsons transitioned from her former role as Head of Specialty Banking to the non-executive role of Credit Risk Manager, focusing on the Company’s global banking activities.

^	Any incremental value realized above the grant value of time-based RSUs, as well as PRSUs, is based on stock price appreciation.
^^	ROE – Return on Average Equity; TSR – Total Stockholder Return.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

2016 CEO COMPENSATION AND OTHER HIGHLIGHTS

CEO PAY ALIGNMENT WITH COMPANY PERFORMANCE

The Compensation Committee takes into consideration a variety of factors in determining actual CEO compensation. For illustrative purposes, the graphs above show the general comparison between our CEO’s total actual compensation (as reported in our 2016 Summary Compensation Table) and selected key financial metrics:

•      Diluted Earnings per Common Share (“EPS”) and Net Income — both core financial metrics are generally used to evaluate overall Company performance.

¡          The metrics are also taken into consideration, in particular, for the determination of the CEO’s ICP award.

¡          Net income includes fee income from our foreign exchange and credit card-based businesses. Such selected fee income is one of the performance metrics applicable to executive PRSU awards.

•      Relative Return on Equity (“ROE”) Performance — one of the metrics used to measure performance against our relevant peer group for purposes of determining the funding of our ICP.

EMPHASIS ON PERFORMANCE-BASED, LONG TERM CEO PAY (COMPETITIVE WITH PEERS)

Fixed v. Performance-Based CEO Target Pay (Compared to 2016 Peer Group)	Short-Term v. Long-Term CEO Target Pay (Compared to 2016 Peer Group)

Fixed Pay: • Base Salary • RSUs Performance-Based: • ICP • PRSUs • Stock Options	Short-Term Pay: • Base Salary • ICP Long-Term Pay: • PRSUs • RSUs • Stock Options

BALANCED CEO TARGET PAY MIX

CEO Target Pay Mix

81% OF CEO TARGET PAY IS AT-RISK.

EQUITY STEWARDSHIP

In 2016, we maintained an annual equity burn rate of 1.7% under our 2006 Equity Incentive Plan.

We continue to stay below our long-standing commitment to keep our annual equity burn rate below 2.5% of our total number of shares outstanding as of the beginning of each fiscal year.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

EXECUTIVE COMPENSATION AND PRACTICES

COMPENSATION OVERSIGHT AND GOVERNANCE

•

Independent Board oversight of CEO compensation. The independent members of our Board of Directors (acting as a committee) oversee and approve the compensation of our CEO, based on recommendations made by the Compensation Committee.

•

Independent committee oversight of non-CEO executive compensation. Our Compensation Committee (comprised of all independent directors) oversees and approves the compensation of all non-CEO executive officers.

•	Independent compensation consultant to the Compensation Committee. The Compensation Committee’s independent compensation consulting firm does not provide any other services to the Company.

•	Active Compensation Committee engagement. In 2016, the Compensation Committee held twelve (12) meetings to discuss compensation matters, including an extended annual compensation strategy session.

FOCUS ON STOCKHOLDER INTERESTS

•       Say on Pay. We conduct a “Say on Pay” advisory vote on an annual basis. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program.

•       Robust executive equity ownership guidelines. Our executives are subject to robust equity ownership guidelines, which are regularly reviewed. In particular, our CEO’s minimum requirement is equal to six (6) times his annual base salary. (No changes were made in 2016.)

•       Active stockholder engagement. In addition to our active investor outreach activities throughout the year, as part of our annual proxy statement preparation process, we routinely and proactively reach out to our key stockholders to solicit their feedback about our executive compensation program, including our equity compensation practices.

•       Focus on stockholder return. Our performance metrics for our executives’ PRSUs and the funding of our ICP include our relative TSR performance and the Company’s relative ROE performance, respectively, which in both cases include performance as measured against our peers.

SAY ON PAY FREQUENCY

We are conducting our “Say on Pay” frequency vote this year, and similar to 2011, the Board has recommended that stockholders vote in favor of an annual frequency.

(See Proposal No. 4
on page 54.)

COMPENSATION RISK MITIGATION AND MANAGEMENT

•

Compensation risk management. The Compensation Committee, together with its compensation consultant, conducts annual risk assessments of our compensation program, which include process, tone and culture. Based on those assessments, we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company. Our compensation program is also reviewed by our internal audit function, as well as discussed as part of our Risk Appetite Statement and enterprise risk management efforts. Moreover, our compensation programs and risks are routinely discussed at the Board-level beyond the Compensation Committee. In particular, the chairperson of our Compensation Committee reports to and discusses compensation risk issues with the full Board and the Risk Committee. Compensation matters are also reviewed with the Audit Committee, particularly as it relates to exclusions under our ICP funding.

•

Our incentives are subject to certain minimums and maximum limits. We establish minimum thresholds for certain incentives where awards/payouts may not be earned or made unless actual performance meets or exceeds thresholds, such as our PRSUs. We also establish maximum limits for our executive PRSU awards, our annual cash incentives funding, and our broad-based employee stock ownership plan.

•

No hedging or pledging. Pursuant to our Insider Trading Policy, our directors, executive officers and employees are not permitted to “hedge” ownership by selling puts in or selling short any of our publicly-traded securities at any time. Additionally, we have not permitted any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

EXECUTIVE COMPENSATION FEATURES

•

Competitive benchmarking against peers. In making compensation decisions, we consider compensation and performance data from our benchmarking reference peer group and other relevant and comparable industry sources. Additionally, we routinely review, on at least an annual basis, the composition of the companies within the peer group. See “Competitive Benchmarking Against Peers” below.

•

Double trigger change in control severance. Our executive Change in Control Plan encourages continued dedication and alignment with stockholders’ interests through a potential change in control event, and is subject to a double trigger feature.

•	No 280G excise tax gross-ups. Our executives are not entitled to any Section 280G excise tax gross-up payments under our executive Change in Control Plan or otherwise.

•	No employment agreements. We do not have any individual employment agreements with any of our named executive officers.

•

No executive perquisite or benefit programs. We do not have any executive perquisite programs. Other than our executive Change in Control Plan, we do not have any special executive programs that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan. From time to time and on a limited basis, we may provide individual benefits deemed to be perquisites, which we believe serve, or are related to, a reasonable business purpose.

•

No special executive retirement benefits. Our executives are eligible to participate in our 401(k) plan (or other employee-funded retirement plan) that is broadly available to all employees. We do not provide any other pension, excess retirement, or supplemental executive retirement (“SERP”) plans to any executive.

EQUITY PLAN PRACTICES

Our executives’ equity awards are made under our 2006 Equity Incentive Plan and have the following features/practices:

General Features/Practices:

¡	No evergreen provision

¡	No recycling of shares used to pay for the exercise price of stock options

¡	Annual burn rate maximum of 2.5%

¡	No single-trigger vesting upon change in control

¡	No tax gross-ups for plan awards

¡	Ability to qualify performance-based equity awards for 162(m) tax deductibility, where appropriate

Stock Options:

¡	No stock option repricing/exchange without stockholder approval

¡	No stock option reloads

¡	Minimum 100% fair market value exercise price for options

¡	Maximum 7-year term for options

¡	Minimum 1-year vesting for stock options awards

•	Our typical practice for executives is vesting over 4 years

Full Value Awards:

¡	Each full value award share counted as two shares

¡	Minimum 3-year time-based vesting for full value awards

•	Our typical practice for executives is vesting over 4 years

¡	Minimum 1-year vesting for performance-based full value awards

•	Our typical practice for executives is vesting over 3 years

* * * *

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The key compensation philosophy and objectives of our executive compensation program and practices are as follows:

•	Aligning the interests of our stockholders, our Company and employees;
•	Tying pay to Company and individual performance through appropriate performance metrics and consideration of market and business environment dynamics;
•	Maintaining an appropriate pay mix, with an emphasis on performance-based pay and long-term incentive compensation;
•	Paying competitively based on external market standards, while considering internal parity;
•	Recruiting and maintaining a cohesive, top-talent executive management team; and
•	Focusing on strong governance and risk management practices.

Our compensation philosophy and program take into consideration our business objectives (including our long-term global growth); the relative complexity our business diversity represents in an organization of our size; stockholder interests; appropriate risk management practices; emerging trends in executive compensation (particularly for financial institutions); applicable regulatory requirements; and market practices.

COMPENSATION GOVERNANCE

Role of Compensation Committee; Committee Meetings

All members of the Compensation Committee are “independent” under applicable NASDAQ rules. The Compensation Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation philosophy described above. The committee: (i) reviews and recommends for independent Board approval the compensation of the CEO, and (ii) reviews and approves the compensation of all other non-CEO executive officers. In carrying out its oversight responsibilities, the committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Compensation Committee also makes recommendations for all other compensation-related matters that require full Board approval. Additionally, the committee coordinates with other Board committees, as appropriate, including discussing: (i) compensation risk management with the Risk Committee, and (ii) financial items proposed for exclusion from the funding of our ICP with the Audit Committee. Membership of the Risk Committee includes the chairperson of the Compensation Committee, as well as one other member of the Compensation Committee who also serves as the chairperson of the Audit Committee.

The Compensation Committee meets on a regular basis, and routinely meets in executive session without management present. During 2016, the Compensation Committee held twelve (12) meetings, including an extended annual session where the Compensation Committee met with the Board Chair, as well as key members of executive management, including the CEO, the Chief Financial Officer, the Head of Human Resources and the General Counsel, to discuss considerations for reviewing and enhancing compensation strategy in light of the Company’s strategic objectives, as well as relevant market trends.

Role of the Independent Board Members

Subject to the recommendation of the Compensation Committee, all of the independent directors of the Board (all Board members except the CEO, acting as a committee) review and approve the compensation for the CEO. Such review and approval are conducted during the executive sessions, where neither the CEO nor any other member of management is present.

Role of Chief Executive Officer

At the Compensation Committee’s request, our CEO will attend portions of the Compensation Committee’s meetings and executive sessions to discuss the Company’s performance and compensation-related matters. While he does not participate in any deliberations relating to his own compensation, he shares his assessment of the performance of the other executive officers with the Compensation Committee. Based on his assessment and the Company’s overall performance, our CEO makes recommendations to the Compensation Committee on any compensation decisions or changes for the other executive officers. The committee considers the CEO’s recommendations, as well as data and analyses provided by the Compensation Committee’s independent consultant (and to a lesser extent, management), but retains full discretion to approve, or recommend for the independent members of the Board to approve, all executive compensation.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Role of Compensation Committee Consultant

The Compensation Committee has continued to retain Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the Compensation Committee’s charter. The Compensation Committee in its sole discretion selects the consultant, and determines its compensation and the scope of its responsibilities.

In 2016, Pay Governance assisted the Compensation Committee with: advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on executive and director compensation levels and practices, including review and recommendations on CEO and other executive compensation and evaluation of CEO pay and Company performance; advice on the Company’s 2016 Peer Group; guidance on the design of our compensation plans and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Compensation Committee’s annual review of potential risks associated with our compensation programs; recommendations regarding our 2006 Equity Incentive Plan; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments. The Compensation Committee did not engage Pay Governance for any additional services outside of executive and director compensation consulting during 2016. In addition, the Compensation Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2016.

ANNUAL SAY ON PAY

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. In 2016, over 98.5% of the votes cast approved our 2015 executive compensation program (as described in our 2016 proxy statement). In light of the strong support and other feedback we have solicited from our stockholders, the Compensation Committee made no material changes to our compensation philosophy, policies or overall program. Nevertheless, we continue to carry out our executive compensation program based on our key philosophy and objectives as described above. The Compensation Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as our corporate strategy, the business environment and competition for talent, as well as stockholder feedback.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

COMPETITIVE BENCHMARKING AGAINST PEERS

For 2016, the Compensation Committee benchmarked and compared our compensation and performance with our peer companies, in a manner consistent with prior years. Our 2016 Peer Group companies are companies that are similarly sized, have certain business model similarities and compete with us for our talent. (See below for a list of our 15 peer group companies for 2016.)

The Compensation Committee, with its compensation consultant and management, reviews on at least an annual basis, the composition of the peer group. In determining the composition, the Compensation Committee considers various factors and characteristics including, but not limited to, business model, complexity of the business, market capitalization, asset size, assets under management, number of employees, and performance on financial and market-based measures.

The 2016 Peer Group reflects the removal of two companies from our 2015 Peer Group: (i) City National Corp., which was acquired during 2015; and (ii) MB Financial, Inc., due to the lower total asset level relative to the Company. No new companies were added to the 2016 Peer Group.

It is important to note that in determining executive compensation, the Compensation Committee does not solely rely on comparative data from the 2016 Peer Group. Such comparative data provides helpful market information about our peer companies, but the Compensation Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Compensation Committee also utilizes other resources, including published compensation surveys (from Towers Watson and McLagan) and other proxy data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Compensation Committee does not place any particular weighting on any one factor.

2016 Peer Group

Associated Banc-Corp

BOK Financial Corp

Comerica Incorporated

Commerce Bancshares, Inc.

Cullen/Frost Bankers, Inc.

East West Bancorp, Inc.

FirstMerit Corporation*

First Republic Bancorp

Huntington Bancshares

Investors Bancorp, Inc.

Prosperity Bancshares, Inc.

Signature Bank

Umpqua Holdings Corporation

Webster Financial Corp.

Zions Bancorporation

* Acquired during 2016; for performance benchmarking purposes, we replaced this company with the performance average of the applicable metric of the other peer companies at the end of 2016.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

ELEMENTS OF EXECUTIVE COMPENSATION

SUMMARY OF KEY COMPONENTS

Component and Purpose	2016 Key Highlights
	General	NEOs

Base Salary Provides ongoing fixed cash pay.	---	Annual base salary stayed at prior year’s level or was increased between 1.6-6.0%
Annual Cash Incentives Provides short-term (annual) performance-based cash incentive compensation opportunity under our ICP.

No material changes to funding methodology for 2016:

¡     2/3 of the pool based on ROE performance against our
annual target ROE; and

¡    1/3 of the pool based on relative ROE performance
against peer performance.

Based on the Company’s ROE performance above its annual target and its ranking against its peers, as well as the Company’s overall performance, 135% of the 2016 total ICP pool was funded.

Annual ICP targets stayed at prior year’s level or was increased by 11.1 to 16.7%. For 2016, actual ICP awarded ranged from 124% to 167% of individual target payout.

Performance-Based Restricted Stock Units (“PRSUs”) Provides incentives to motivate and retain executives and to reward for our performance relative to peers based on certain specific metrics.

PRSUs granted in 2016 vest subject to performance over a 3-year period based on (each 50% of the award): (i) the Company’s TSR performance relative to peers; and (ii) the Company’s ROE and Selected Fee Income performance.

2016 allocation represented 50% of the target value of each executive’s total equity compensation
Stock Options Provides incentives for long-term creation of stockholder value over a 4-year period.	All stock options and RSU awards are subject to standard annual vesting over a 4-year period	2016 allocation of stock options and RSU awards each represented 25% of the target value of each executive’s total equity compensation
Restricted Stock Units (“RSUs”) Provides incentives for retention and long-term creation of stockholder value over a 4-year period.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

BASE SALARY

We pay base salaries in order to provide executives with a reasonable level of fixed short-term compensation. Executive base salary levels are typically reviewed at least annually by the Compensation Committee and adjusted as appropriate. Such adjustments generally consist of merit increases, promotions or changes in responsibilities, or market adjustments. Base salaries are determined on an individual basis. When determining any base salary increases, the Compensation Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

NEO	Percentage Increase from 2015	2016 Annual Base Salary

Greg Becker	1.6%	$925,000

Michael Descheneaux	—	600,000

Marc Cadieux	5.9	450,000

John China	4.2	500,000

Joan Parsons	4.2	500,000

In 2016, each NEO, except our Chief Financial Officer, received merit increase adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as appropriate.

ANNUAL CASH INCENTIVES

NEO	Percentage Increase from 2015	2016 Annual ICP Target (% of Annual Base Salary)

Greg Becker	11.1%	100%

Michael Descheneaux	16.7	70

Marc Cadieux	—	50

John China	16.7	70

Joan Parsons	16.7	70

Our executives, including our NEOs, participate in the Company’s Incentive Compensation Plan (“ICP”), an annual cash incentive plan that rewards performance against individual and Company objectives.

Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. Based on the Compensation Committee’s annual compensation review, in 2016, ICP targets for NEOs, except for our Chief Credit Officer, were increased to align targets with peer and market compensation and to continue to balance overall total target pay mix.

ICP Funding

Each year, the Compensation Committee establishes one or more metrics that it will use to measure Company performance for ICP funding purposes. These metrics measure the Company’s performance on an absolute basis, as well as relative to peers. Based on those metrics and overall Company performance, the Compensation Committee will also determine the extent to which the Company will fund the incentive pool for the broad employee base, including executive officers.

For 2016, the Compensation Committee utilized the same methodology for funding the ICP as in prior years in all material respects. The committee continued to believe that return on equity (“ROE”) is an appropriate indicator of financial performance that drives stockholder value, especially if performance is measured against the Company’s target objectives, as well as peer performance. Accordingly, the Compensation Committee continued to apply the following two performance metrics: (See graphs below.)

Performance Metrics for ICP Funding • ROE measured against budget • ROE relative to 2016 Peer Group

 •  ROE Performance Against Annual ROE Target (Two-Thirds (2/3) of Pool) - Two-thirds (2/3) of the total incentive pool is funded based on the Company’s ROE performance relative to our Board-approved annual target ROE. The graph below illustrates the relationship in 2016 between: (i) achieved (but adjusted for the exclusions discussed below) ROE of 10.53% as a percentage of our annual target ROE (which was budgeted for 2016 at 9.91%), and (ii) the percentage of the target incentive pool accrued. There is a funding maximum of 200% of target (for achievement of 150% or over of our target ROE).

In addition, the Compensation Committee retains discretion to determine the extent to which the Company met its ICP performance target, including discretion to consider adjustments for certain out of the ordinary or non-recurring items. Adjustments are determined by the Compensation Committee, in coordination with the Audit Committee.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

For 2016, excluded items included: (i) certain gains or losses of the Company’s investment securities (including non-marketable securities, warrant securities and available-for-sale securities), largely because performance of such securities are subject to market performance beyond the Company’s control; (ii) any impact from changes in Federal Reserve interest rates (other than any changes already included in the annual budget); and (iii) certain expense adjustments due to refinements and enhancements to our allowance for loan and lease losses methodology as well as changes to our deferred tax balances. The net impact of these exclusions resulted in a lower adjusted ROE metric that reduced the overall funding of the ICP pool.

 •  ROE Performance Against 2016 Peer Group (One-Third (1/3) of Pool) - For 2016, the Compensation Committee also established ROE relative to the 2016 Peer Group as an additional ICP performance metric to fund 1/3 of the total pool. As illustrated in the graph below to the right, there is no payout if our performance falls in the bottom four positions, and a payout maximum in the top three positions. The extent of funding earned is subject to straight-line interpolation based on ROE performance between the third and thirteenth ranked companies.

2016 Results:
Achieved 106.3% of our Annual ROE Target	Ranked in the 5th position against our 2016 Peer Group.

*	While the Compensation Committee retains discretion to fund a portion of the bonus pool if performance thresholds are not achieved, this discretion was not exercised in 2016.

For 2016, the Compensation Committee determined that: (i) 2/3 of the total ICP pool would be funded at 113% of target, based on the Company’s ROE performance, as adjusted, after taking into account the adjustments as discussed above; and (ii) 1/3 of the total ICP pool would be funded at 180% of target, based on the Company’s relative ROE performance, ranking in the fifth position against the 2016 Peer Group. As a result, the Compensation Committee approved the funding of the total ICP pool at 135% of total target.

2016 NEO ICP Awards

The Compensation Committee (or in the case of the CEO, the independent members of the Board) determines actual annual cash incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive. For 2016, each NEO was awarded the ICP amounts set forth in the table to the right.

NEO	2016 ICP Award
Greg Becker	$1,148,750
Michael Descheneaux	625,000
Marc Cadieux	375,000
John China	525,000
Joan Parsons	475,000

In determining such 2016 awards, the Board considered Mr. Becker’s performance assessment conducted by the independent members of the Board, and the Compensation Committee considered the performance assessments of each of the other NEOs as conducted by Mr. Becker, as well as input from the independent members of the Board. (See “Corporate Governance Principles and Board Matters — Oversight of CEO — Annual CEO Performance Evaluation” above.)

In addition, the independent members of the Board (with respect to Mr. Becker) and the Compensation Committee (with respect to the other NEOs) considered a variety of factors that they believed to be relevant, including: (i) the overall strong

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

performance of the Company and the respective areas of oversight of each NEO, and (ii) each NEO’s contributions to our business and financial results, execution of our 2016 corporate initiatives, corporate risk management, and broader leadership within the organization. Specifically for Mr. Becker, key factors considered included:

•	Continued 2016 profitability:
•	Annual EPS increase by 10%
•	Annual net income available to common stockholders increase by 11%
•	Healthy Company growth:
•	Total average asset growth by 8%
•	Total average loan balances (net of unearned income) increase by 24%
•	Total average client funds (deposits and total client investment funds) balance growth by 9%
•	Continued growth in non-GAAP core fee income of 19% (see Appendix A)
•	Continued stability of credit performance
•	Demonstrated leadership in the Company’s long-term strategic planning
•	Continued global growth, including expansion into the European and Canadian markets
•	Strong client focus; growth in market share — 16% increase in net client count
•	Corporate focus on enterprise risk management and regulatory compliance
•	Ongoing development of executive leadership team

LONG-TERM EQUITY INCENTIVES

The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders. The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the Compensation Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

In 2016, the Compensation Committee continued to focus on long-term, performance-based equity compensation, keeping consistent with the equity mix from the prior year. The committee determined a target equity award total value for each NEO based on peer benchmarking comparisons, and granted a mix of 50% performance-based RSUs, and 25% each of stock options and time-based vesting RSUs.

Allocation of Total Equity Award for NEOs

Stock Options and Restricted Stock Units (RSUs)

Stock options and restricted stock units are subject to annual vesting over a four-year period. The stock options have a maximum term of seven years. No performance-based criteria was established, as the increase in the value of these stock options, and the value of the RSUs, are inherently tied to the future performance of the Company’s common stock. 2016 annual stock option and RSU grants were made effective as of May 2, 2016.

Performance-based Restricted Stock Units (PRSUs)

Performance-based restricted stock units are earned based on the achievement of certain performance metrics, as determined by the Compensation Committee. These metrics typically measure the Company’s performance on an absolute basis, as well as relative to peers. After the end of the specified performance period, the Compensation Committee will determine whether (and to what extent) the NEOs earned the PRSUs, subject to a maximum total payout of 150% of target award.

For 2016 (and consistent with the prior year), the NEOs were granted, effective as of February 16, 2016, PRSUs that were subject to performance-based vesting over a three-year period (from 2016 through 2018) and certain designated performance metrics. To the extent earned, these awards are subject to additional time-based vesting through January 30, 2019. The PRSUs are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. 2016 represents the first year of a three-year performance period, hence none of the PRSUs granted in 2016 have been earned.

Performance Metrics for PRSUs • TSR relative to 2016 Peer Group • ROE (as funding threshold) • Selected Fee Income

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

The performance metrics for the 2016 PRSUs are described below:

 •  Relative TSR Against 2016 Peer Group (50% of Award). Fifty percent of the PRSU award is funded at a maximum payout of 150% of target, and earned (subject to additional time-based vesting) based on the Company’s TSR1 performance over a three-year performance period as ranked against the 2016 Peer Group (“Relative TSR”). (The Compensation Committee may apply negative discretion to reduce the actual award, as it deems appropriate.) The committee selected Relative TSR as a key PRSU performance metric because it correlates directly with the Company’s stock price performance, which aligns with stockholder interests. No payout is made if the Company ranks in any of the bottom four positions.

 •  ROE Funding Threshold and Selected Fee Income Target (50% of Award).

¡

The other fifty percent of the PRSU award is funded at a maximum payout of 150% of target and earned (subject to additional time-based vesting) based on the Company’s achievement of a three-year annual average ROE performance threshold of 5% or higher. (No funding if ROE falls below 5%.) (The Compensation Committee may apply negative discretion to reduce the actual funding, as it deems appropriate.) For 2016, the Company’s actual ROE exceeded the 5% funding threshold.

¡

If the ROE performance threshold is achieved and funding has been established, the Compensation Committee will, as it deems appropriate, determine the extent of the award earned based on the Company’s performance against the three-year annual average of its budgeted annual income from foreign exchange fees and credit card fees (“Selected Fee Income”). The budgeted income targets shall be specified in the Company’s overall annual budget as approved by the Board of Directors. The Compensation Committee determined Selected Fee Income as an additional PRSU performance metric mainly due to the desire to diversify the Company’s sources of income, in particular, non-interest income. Our foreign exchange and credit card-based businesses are key parts of our business targeted for growth. For 2016, the Company achieved $172.4 million in Selected Fee Income, or 98% of the budgeted total.

2016 Results-to-date (Year 1 of 3-Year Performance Period):
Ranked in the 9th position against our 2016 Peer Group.	Achieved 98% of our Budgeted Selected Fee Income.

Previously Granted PRSU Awards for Performance Period Ended in 2016

In 2014, our NEOs were granted PRSU awards subject to a single performance metric of relative TSR performance over a three-year performance period (2014-2016). Upon completion of the performance period, the Compensation Committee determined that the Company’s relative TSR performance ranked 5th against the applicable 2014 peer group (of 20 companies) and consequently, that the maximum award of 150% of the target PRSU awards were earned.

The awards were subject to a brief time-based vesting requirement, and were fully vested as of January 30, 2017.

[1]

TSR is measured based on the average closing stock price for the last two months of the applicable performance period and the average closing stock price for the two months immediately preceding the performance period, with dividends reinvested.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

OTHER COMPENSATION FOR MARC CADIEUX

In 2012 (before he was appointed as an executive officer), Mr. Cadieux was awarded a special one-time, long-term cash retention award of $300,000 (“Special Long-Term Cash Award”), which was subject to: (i) cliff vesting on June 30, 2016; (ii) continued employment and (iii) other minimum performance conditions. During the 2012-2016 vesting period, the award was invested under the Deferred Compensation Plan (“DCP”) in accordance with the terms of the plan. On June 30, 2016, Mr. Cadieux earned a total of $364,972, including his earnings under the DCP.

EXECUTIVE BENEFITS AND OTHER EXECUTIVE COMPENSATION-RELATED MATTERS

Executive Benefits

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”), our combined qualified retirement and profit sharing plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) Plan, we do not provide any pension, excess retirement or SERPs to our NEOs.

Under our 401(k) Plan, our U.S. employees, including our NEOs, may make voluntary pre-tax and/or Roth post-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes a profit sharing component. Under the ESOP, we may make discretionary annual contributions for U.S. employees, as determined by the Compensation Committee. ESOP contributions may be in the form of cash, the Company’s common stock or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

For 2016, the Compensation Committee established performance criteria based on the Company’s adjusted ROE against budget (same as the calculation of 2/3 of the total ICP pool) to fund the ESOP contribution, and set the funding level to 1.25% (reduced by 50% from the prior year as part of our ongoing initiatives to reduce non-interest expenses) of eligible compensation based on target ROE performance. Despite a higher allowable maximum under the ESOP, the Compensation Committee has committed to a funding maximum of 5%. Based on the Company’s 2016 above-target ROE performance, the Compensation Committee approved a contribution of 1.4% of eligible compensation in cash (50%) and the Company’s common stock (50%) for all eligible participants.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our DCP, each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

We establish and maintain a bookkeeping account for each participant that reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A. Except in connection with Mr. Cadieux’s Special Long-Term Cash Award (see above), no NEOs participated in the DCP in 2016. Among the NEOs, Messrs. Becker and Cadieux held balances under the plan during 2016.

Health and Welfare Benefits/Time Away From Work

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. Additionally, under our “time away from work” policy, U.S. exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees continue to accrue vacation benefits formulaically.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. From time to time, on a limited or exception basis, we may provide other benefits that we believe are related to, or serve, a business purpose. We disclose those benefits as required by applicable rules.

Stock Option and Other Equity Practices

Grant Practices for Executive Officers

The Compensation Committee approved all equity grants in 2016 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer. Except for certain awards that we believe qualify as performance-based compensation under Section 162(m) of the Code (as defined below), annual equity compensation grants to executives are typically made effective during the second quarter of the year. Grants are made effective during an open trading window pursuant to our Insider Trading Policy, with limited exceptions. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and time-based grants typically have an annual vesting period of four years, subject to continued employment or service. All 2016 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Compensation Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Equity Awards Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer. The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made by the Equity Awards Committee must be made (or become effective) on the first Monday of the month following approval or, where the first Monday is a Company-observed U.S. holiday, on the first

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Tuesday of such month. The Equity Awards Committee approves grants on a quarterly basis, and must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Compensation Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Compensation Committee or other authorized committee.

The Compensation Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

Prohibitions Against Hedging

Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time. Additionally, we discourage, and have not permitted, any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

Compensation Recovery Policies

Except as noted below, our Compensation Committee has not yet adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity based incentive compensation paid to our NEOs or other employees where the payment was based on the achievement of financial results that were subsequently revised. Our Compensation Committee intends to adopt a general compensation recovery policy after the SEC adopts final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In 2015, our Compensation Committee approved an amendment to our 2006 Equity Incentive Plan to provide that equity awards granted under the 2006 Equity Incentive Plan will be subject to the terms and conditions of any compensation recovery policy adopted by the Company and as may be in effect from time to time. The committee also approved a similar amendment to the Incentive Compensation Plan as it relates to incentive awards under the plan.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of compensation paid to our CEO and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excludes “performance-based compensation” from this limit. We believe our stock options, as well as beginning for the year 2015, our executives’ PRSU awards, are designed to qualify as “performance-based compensation.” However, in order to maintain flexibility and promote simplicity in the Compensation Committee’s administration of and oversight over executive compensation arrangements, other compensation arrangements, such as time-based restricted stock units that vest based solely on continued service and ICP payments, are not designed to qualify as “performance-based compensation.” This design allows the Compensation Committee to balance tax deductibility with other business priorities that affect stockholder value.

Compensation that we intend to qualify as “performance-based” under Section 162(m) is also reviewed and approved by an independent committee of the Board of Directors, comprised of Mr. Dunbar, our Board Chair, and Mr. Robinson, our Audit Committee Chair and member of the Compensation Committee (the “162(m) Committee”).

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. The Compensation Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The current equity ownership guidelines applicable to executive officers are based on the value of the Company’s common stock as a percentage of annual base salary, as follows:

Stock Value as Percentage of Annual Base Salary
600%	300%		200%
Chief Executive Officer	Chief Credit Officer Chief Digital Officer Chief Financial Officer Chief Operations Officer	Chief Risk Officer Head of EMEA/President UK Branch Head of Technology Banking	Chief Information Officer Chief Marketing Officer General Counsel Head of Human Resources

All executive officers have five years from the date on which they become an executive officer to attain the minimum level of ownership.

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares actually held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock awards and restricted stock units (subject to either time-based or performance-based vesting). Neither vested nor unvested stock options count towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2016, all of our NEOs executive officers were in compliance with the applicable ownership guidelines or otherwise expected to achieve the requisite ownership levels within the designated five year time-frame.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2016, 2015 and 2014, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)(4)	Total ($)
Greg Becker	2016	925,904	-	2,225,746	807,501	1,148,750	17,879	5,125,780
President and Chief	2015	912,333	-	2,092,890	670,964	1,225,000	25,947	4,927,134
Executive Officer	2014	869,167	-	1,175,470	1,070,211	935,000	22,924	4,072,772

Michael Descheneaux	2016	602,308	-	861,541	312,566	625,000	53,977	2,455,392
Chief Financial Officer	2015	592,885	-	837,104	268,394	575,000	22,508	2,295,891
	2014	520,833	600	517,225	470,896	425,000	21,347	1,955,901

Marc Cadieux	2016	447,308	364,972	430,727	156,283	375,000	17,093	1,791,383
Chief Credit Officer

John China	2016	498,385	-	538,395	195,346	525,000	19,424	1,776,550
Head of Technology	2015	479,308	-	456,520	146,366	525,000	24,383	1,631,577
Banking (5)	2014	437,500	600	282,044	256,837	380,000	21,890	1,378,871

Joan Parsons	2016	498,385	-	466,652	169,293	475,000	19,149	1,628,479
Credit Risk Manager	2015	479,308	-	456,520	146,366	425,000	23,680	1,530,874
(Former Head of Specialty Banking) (5)	2014	441,667	600	282,044	256,837	380,000	24,117	1,385,265

(1)

For Messrs. Descheneaux and China, and Ms. Parsons, the amounts reflect the value of a cash gift card given to each such executive in 2014. In addition, for Mr. Cadieux, the amount reflects a one-time deferred retention incentive of $300,000 plus accrued interest of $64,972. The award was granted to Mr. Cadieux in 2012 and became payable in June 2016.

(2)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value of grants of certain performance-based restricted stock unit awards reported based on achievement at target level. The aggregate maximum fair value of such awards, assuming the highest level of achievement of the performance conditions, is 150% of the target level. For details of 2016 grants, see “Grants of Plan-Based Awards” below.

(3)	Non-Equity Incentive Plan Compensation includes ICP Payments for each executive.
(4)

The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, our NEOs during 2016 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

	Greg Becker	Michael Descheneaux	Marc Cadieux	John China	Joan Parsons
Imputed Income Tax Reimbursement (a)	$703	$12,206	$-	$2,325	$2,050
ESOP Contribution	3,737	3,737	3,737	3,737	3,737
401(k) Match	13,439	13,365	13,356	13,362	13,362
Other (b)	-	24,669	-	-	-

Total	$17,879	$53,977	$17,093	$19,424	$19,149

(a)

Amounts represent reimbursement payments of income taxes incurred by our NEOs on imputed income. For 2016, such imputed income was primarily associated with spousal travel and attendance to our business events where our NEOs’ spouses or significant others were invited, and expected, to attend. For Mr. Descheneaux, such imputed income was also associated with personal security expenses incurred during international travel.

(b)	Amounts for Mr. Descheneaux represent personal security expenses incurred during international travel in an amount of $23,832 and the cost of guest attendance at SVB events of $837.

(5)

In February 2017, Mr. China’s title changed from Head of Relationship Banking to Head of Technology Banking. In addition, Ms. Parsons served as Head of Specialty Banking during 2016 and was appointed to the non-executive position of Credit Risk Manager for the Company’s global banking activities, effective February 2017.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including equity awards and non-equity incentive awards, made to our NEOs during the year ended December 31, 2016.

		Compensation Committee or Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Becker	February 16, 2016	February 16, 2016	-	925,000	-	-	-	-	-	-	-	-
Greg Becker	February 16, 2016	February 16, 2016	-	-	-	8,333	16,666	24,999	-	-	-	1,456,775
Greg Becker	May 2, 2016	February 16, 2016	-	-	-	-	-	-	7,311	-	-	768,971
Greg Becker	May 2, 2016	February 16, 2016	-	-	-	-	-	-	-	24,951	105.18	807,501
Michael Descheneaux	February 9, 2016	February 9, 2016	-	420,000	-	-	-	-	-	-	-	-
Michael Descheneaux	February 16, 2016	February 9, 2016	-	-	-	3,225	6,451	9,676	-	-	-	563,882
Michael Descheneaux	May 2, 2016	February 9, 2016	-	-	-	-	-	-	2,830	-	-	297,659
Michael Descheneaux	May 2, 2016	February 9, 2016	-	-	-	-	-	-	-	9,658	105.18	312,566
Marc Cadieux	February 9, 2016	February 9, 2016	-	225,000	-	-	-	-	-	-	-	-
Marc Cadieux	February 16, 2016	February 9, 2016	-	-	-	1,612	3,225	4,837	-	-	-	281,897
Marc Cadieux	May 2, 2016	February 9, 2016	-	-	-	-	-	-	1,415	-	-	148,830
Marc Cadieux	May 2, 2016	February 9, 2016	-	-	-	-	-	-	-	4,829	105.18	156,283
John China	February 9, 2016	February 9, 2016	-	350,000	-	-	-	-	-	-	-	-
John China	February 16, 2016	February 9, 2016	-	-	-	2,016	4,032	6,048	-	-	-	352,437
John China	May 2, 2016	February 9, 2016	-	-	-	-	-	-	1,768	-	-	185,958
John China	May 2, 2016	February 9, 2016	-	-	-	-	-	-	-	6,036	105.18	195,346
Joan Parsons	February 9, 2016	February 9, 2016	-	350,000	-	-	-	-	-	-	-	-
Joan Parsons	February 16, 2016	February 9, 2016	-	-	-	1,747	3,494	5,241	-	-	-	305,411
Joan Parsons	May 2, 2016	February 9, 2016	-	-	-	-	-	-	1,533	-	-	161,241
Joan Parsons	May 2, 2016	February 9, 2016	-	-	-	-	-	-	-	5,231	105.18	169,293

(1)	The ICP amounts represent target levels. There are no individual thresholds or maximum amounts.
(2)

For the performance-based restricted stock unit grants to the NEOs made in 2016, the performance achievement will be determined as of December 31, 2018 for the 2016-2018 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis-Equity Incentives” above.

(3)	The stock awards reported reflect restricted stock unit awards granted to each NEO.
(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of stock options and stock awards granted in the fiscal year indicated, which were computed in accordance with ASC Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted stock) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2016, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Greg Becker	-	$-	5,851	$614,501
Michael Descheneaux	6,500	308,366	2,981	313,142
Marc Cadieux	4,000	348,345	2,060	218,112
John China	8,572	668,015	1,610	169,122
Joan Parsons	-	-	1,635	171,752

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2016. The exercise price for each of the stock option grants reported below is equal to the closing market price on the applicable grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the table below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 30, 2016, which was $171.66 per share.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	13,894	-		-	$60.37	April 27, 2018	-	-	2,200	(1)	$377,652
	19,511	-		-	64.37	May 1, 2019	-	-	2,016	(2)	346,067
	20,928	7,900	(1)	-	71.11	April 30, 2020	-	-	4,028	(3)	691,446
	12,172	12,171	(2)	-	107.98	April 29, 2021	-	-	7,311	(4)	1,255,006
	4,060	12,177	(3)	-	129.81	May 1, 2022	-	-	10,281	(5)	1,764,836
	-	24,951	(4)	-	105.18	May 2, 2023	-	-	16,500	(6)	2,832,390
									24,999	(7)	4,291,328
Michael Descheneaux	6,000	-		-	$60.37	April 27, 2018	-	-	1,225	(1)	$210,284
	11,400	-		-	64.37	May 1, 2019	-	-	886	(2)	152,091
	10,975	4,325	(1)	-	71.11	April 30, 2020	-	-	1,611	(3)	276,544
	5,356	5,355	(2)	-	107.98	April 29, 2021	-	-	2,830	(4)	485,798
	1,624	4,871	(3)	-	129.81	May 1, 2022	-	-	4,524	(5)	776,590
	-	9,658	(4)	-	105.18	May 2, 2023	-	-	6,600	(6)	1,132,956
									9,676	(7)	1,660,982
Marc Cadieux	2,600	-		-	$49.18	April 30, 2017	-	-	445	(1)	$76,389
	2,260	-		-	60.37	April 27, 2018	-	-	755	(8)	129,603
	3,600	-		-	64.37	May 1, 2019	-	-	370	(2)	63,514
	2,663	887	(1)	-	71.11	April 30, 2020	-	-	673	(3)	115,527
	2,240	2,239	(2)	-	107.98	April 29, 2021	-	-	1,415	(4)	242,899
	679	2,037	(3)	-	129.81	May 1, 2022	-	-	1,891	(5)	324,609
	-	4,829	(4)	-	105.18	May 2, 2023	-	-	2,760	(6)	473,782
									4,837	(7)	830,319
John China	152	-		-	$54.88	January 3, 2018	-	-	775	(1)	$133,037
	6,600	-		-	64.37	May 1, 2019	-	-	483	(2)	82,912
	6,450	2,150	(1)	-	71.11	April 30, 2020	-	-	878	(3)	150,717
	2,922	2,920	(2)	-	107.98	April 29, 2021	-	-	1,768	(4)	303,495
	886	2,656	(3)	-	129.81	May 1, 2022	-	-	2,467	(5)	423,485
	-	6,036	(4)	-	105.18	May 2, 2023	-	-	3,600	(6)	617,976
									6,048	(7)	1,038,200
Joan Parsons	171	-		-	$45.53	October 26, 2017	-	-	675	(1)	$115,871
	1,750	-		-	60.37	April 27, 2018	-	-	483	(2)	82,912
	4,600	-		-	64.37	May 1, 2019	-	-	878	(3)	150,717
	4,700	2,350	(1)	-	71.11	April 30, 2020	-	-	1,533	(4)	263,155
	2,922	2,920	(2)	-	107.98	April 29, 2021	-	-	2,467	(5)	423,485
	886	2,656	(3)	-	129.81	May 1, 2022	-	-	3,600	(6)	617,976
	-	5,231	(4)	-	105.18	May 2, 2023	-	-	5,241	(7)	899,670

(1)	Options and restricted stock unit awards scheduled to vest on April 30, 2017.
(2)	Options and restricted stock unit awards scheduled to vest with respect to one-half of the underlying shares on each of April 29, 2017 and 2018, respectively.
(3)	Options and restricted stock unit awards scheduled to vest with respect to one-third of the underlying shares on each of May 1, 2017, 2018 and 2019, respectively.
(4)	Options and restricted stock unit awards scheduled to vest with respect to one-fourth of the underlying shares on each of May 2, 2017, 2018, 2019 and 2020, respectively.
(5)	Performance-based restricted stock units vested at 150% of target on January 30, 2017.
(6)	Performance-based restricted stock units scheduled to vest on January 30, 2018 and reported at 150% of target assuming the highest level of achievement of the performance conditions.
(7)	Performance-based restricted stock units scheduled to vest on January 30, 2019 and reported at 150% of target assuming the highest level of achievement of the performance conditions.
(8)	Restricted stock units scheduled to vest on September 3, 2017.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

Pension Benefits

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last December 31, 2016
Greg Becker (1)	$-	$-	$14,692	$-	$186,582
Michael Descheneaux	-	-	-	-	-
Marc Cadieux	-	-	-	-	-
John China	-	-	-	-	-
Joan Parsons	-	-	-	-	-

(1)

Mr. Becker elected to participate in the Deferred Compensation Plan in 2005. No additional contributions were made during 2016. The amounts in the above table are not required to be, and are not, reflected in the Summary Compensation Table above.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Severance Plan

Our Change in Control Severance Plan (the “Change in Control Plan”), as adopted in 2006 and amended from time to time, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated or they resign from such employment for a “good reason” following a change in control of the Company. Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s written consent: (i) a material, involuntary reduction in responsibilities, authorities or functions, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the amount provided for the last full calendar year; or (iv) a relocation of more than 50 miles. We adopted this plan in order to ensure that our executives remain incented to consider and, if it is determined by the Board or stockholders (as appropriate) to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions.

We did not make any amendments or changes to the Change in Control Plan in 2016.

The Change in Control Plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the Chief Financial Officer, the Bank’s President and the Chief Strategy Officer, as applicable, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans and certain outplacement services.

The circumstances that constitute a “change in control” are set forth in the Change in Control Plan. Generally, a change in control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own 50% or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within 12 months of the occurrence of such event, a change in the composition of the Board occurs as a result of which 60% or fewer of the directors are incumbent directors.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Generally, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or their affiliates for a period of (i) 18 months, in the case of the Chief Executive Officer (ii) 12 months, in the case of the Chief Financial Officer, the Bank’s President and Chief Strategy Officer, as applicable and (iii) six months, in the case of other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit, otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this plan are reduced by any severance benefits we may pay to that executive under any other policy, plan, program or arrangement, including our Group Severance Benefit Policy.

Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring or such other circumstances, as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify our workforce and structure, while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time and part-time employees, including the NEOs.

The Severance Benefit Policy provides for a cash severance payment based on job-level. For NEOs, this benefit is equal to six weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of six months’ pay and a maximum benefit of one year’s pay. In addition, under the policy, we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pay designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plan. In addition, effective as of January 7, 2015, we amended the equity awards agreements under the plan to provide for certain vesting of outstanding awards upon the termination of a participant’s employment due to death or disability as follows: (i) full vesting of any outstanding stock option awards, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards; and (ii) pro-rated vesting for any outstanding restricted stock unit awards subject to performance conditions based on the level of achievement of the applicable performance conditions as of the date of termination. These changes apply to all outstanding awards on a retrospective basis, as well as to any new grants made under the applicable amended form of award agreement on a prospective basis.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

Payments upon Termination of Employment

The following tables summarize the payments that would be payable to our NEOs, as of December 31, 2016, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination for good reason or after a change in control, death and disability.

	GREG BECKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)		Death		Disability
Cash severance pay	$-	$-	$925,000	$5,550,000		$-		$-
Market value of vested, exercisable stock options (3)	6,688,933	-	6,688,933	6,688,933		6,688,933		6,688,933
Market value of unvested stock options which would vest (4)	-	-	-	3,737,744		3,737,744		3,737,744
Market value of unvested restricted stock which would vest (4)	-	-	-	9,184,153	(5)	6,649,593	(6)	6,649,593	(6)
Company-paid health benefits	-	-	13,258	13,502		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	20,000	20,000		-		-
Deferred Compensation Plan balance payable (7)	186,582	186,582	186,582	186,582		186,582		186,582

TOTAL	$6,875,515	$186,582	$7,833,773	$25,380,914		$17,262,852		$17,262,852

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,670,171 and (ii) the market value of performance-based restricted stock unit awards of $6,513,982 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $2,670,171 and (ii) the market value of performance-based restricted stock unit awards of $3,979,422 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)

Deferred Compensation Plan balance for Mr. Becker reflects account balance as of December 31, 2016. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the plan and Mr. Becker’s payment election.

	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$600,000	$2,040,000		$-		$-
Market value of vested, exercisable stock options (3)	3,403,417	-	3,403,417	3,403,417		3,403,417		3,403,417
Market value of unvested stock options which would vest (4)	-	-	-	1,621,800		1,621,800		1,621,800
Market value of unvested restricted stock which would vest (4)	-	-	-	3,763,989	(5)	2,774,712	(6)	2,774,712	(6)
Company-paid health benefits	-	-	20,628	21,007		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$3,403,417	$-	$4,031,545	$10,857,713		$7,799,929		$7,799,929

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

(4)	The market value of unvested equity that would vest is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,124,716 and (ii) the market value of performance-based restricted stock unit awards of $2,639,273 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,124,716 and (ii) the market value of performance-based restricted stock unit awards of $1,649,996 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	MARC CADIEUX, CHIEF CREDIT OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$450,000	$675,000		$-		$-
Market value of vested, exercisable stock options (3)	1,395,031	-	1,395,031	1,395,031		1,395,031		1,395,031
Market value of unvested stock options which would vest (4)	-	-	-	638,048		638,048		638,048
Market value of unvested restricted stock which would vest (4)	-	-	-	1,821,999	(5)	1,347,874	(6)	1,347,874	(6)
Company-paid health benefits	-	-	21,142	21,532		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$1,395,031	$-	$1,873,673	$4,559,110		$3,380,953		$3,380,953

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $627,932 and (ii) the market value of performance-based restricted stock unit awards of $1,194,067 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $627,932 and (ii) the market value of performance-based restricted stock unit awards of $719,942 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	JOHN CHINA, HEAD OF TECHNOLOGY BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$500,000	$850,000		$-		$-
Market value of vested, exercisable stock options (3)	1,597,564	-	1,597,564	1,597,564		1,597,564		1,597,564
Market value of unvested stock options which would vest (4)	-	-	-	914,555		914,555		914,555
Market value of unvested restricted stock which would vest (4)	-	-	-	2,197,763	(5)	1,599,357	(6)	1,599,357	(6)
Company-paid health benefits	-	-	20,628	21,007		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$1,597,564	$-	$2,125,692	$5,588,389		$4,111,476		$4,111,476

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $670,161 and (ii) the market value of performance-based restricted stock unit awards of $1,527,602 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $670,161 and (ii) the market value of performance-based restricted stock unit awards of $929,196 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	JOAN PARSONS, CREDIT RISK MANAGER (FORMER HEAD OF SPECIALTY BANKING)
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$500,000	$850,000		$-		$-
Market value of vested, exercisable stock options (3)	1,405,939	-	1,405,939	1,405,939		1,405,939		1,405,939
Market value of unvested stock options which would vest (4)	-	-	-	881,149		881,149		881,149
Market value of unvested restricted stock which would vest (4)	-	-	-	2,047,904	(5)	1,510,952	(6)	1,510,952	(6)
Company-paid health benefits	-	-	15,110	15,389		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$1,405,939	$-	$1,928,549	$5,207,881		$3,798,040		$3,798,040

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $171.66 per share (the closing stock price as of December 30, 2016).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $612,655 and (ii) the market value of performance-based restricted stock unit awards of $1,435,249 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $612,655 and (ii) the market value of performance-based restricted stock unit awards of $898,297 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors and director nominees, (ii) each of the executive officers named in the “Summary Compensation Table” above, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	10,882	*	%
David Clapper (1)	15,691	*
Roger Dunbar (2)	16,995	*
Joel Friedman (1)	20,691	*
Lata Krishnan (3)	12,793	*
Jeffrey Maggioncalda (1)	5,686	*
Mary Miller (1)	2,722	*
Kate Mitchell (3)	7,949	*
John Robinson (1)	6,456	*
Garen Staglin (1)	12,391	*
Greg Becker (4)	130,287	*
Michael Descheneaux (5)	38,680	*
Marc Cadieux (6)	30,697	*
John China (7)	33,218	*
Joan Parsons	29,477	*
All directors, director nominees and executive officers as a group (22 persons) (8)	384,257	*

*	Represents beneficial ownership of less than 1%.
(1)	Includes 985 shares that may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(2)	Includes 1,970 shares that may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(3)	Does not include 985 shares underlying restricted stock units, receipt of which the director has elected to defer.
(4)	Includes 70,565 shares that may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(5)	Includes 23,980 shares that may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(6)	Includes 11,442 shares that may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(7)	Includes 17,010 shares that may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(8)	Includes 141,926 shares that may be acquired pursuant to the vesting of restricted stock units or the exercise of stock options within 60 days of the Record Date.

SECURITY OWNERSHIP INFORMATION Principal Stockholders

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2016 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 52,254,074 shares outstanding as of December 31, 2016. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	4,267,100	8.17%

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	3,930,352	7.52%

Harding Loevner LP (3) 400 Crossing Blvd. Bridgewater, NJ 08807	2,659,081	5.09%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	2,647,195	5.07%

(1)

Information is based on figures set forth in the Schedule 13G/A filed by BlackRock, Inc., on January 27, 2017. According to the Schedule 13G/A, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 4,061,737 shares and sole dispositive power with respect to 4,267,100 shares.

(2)

Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 10, 2017. According the Schedule 13G/A, of the total shares reported, Vanguard Group, an investment advisor, has sole voting power with respect to 30,520 shares and sole dispositive power with respect to 3,896,872 shares.

(3)

Information is based on figures set forth the in the Schedule 13G filed by Harding Loevner LP (“Harding Loevner”) filed on January 9, 2017. According to the Schedule 13G, Harding Loevner has sole voting power with respect to 2,659,081 shares.

(4)

Information is based on figures set forth in the Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) filed on February 7, 2017. According to the Schedule 13G, T. Rowe Price, an investment advisor, has sole voting power with respect to 650,161 shares and sole dispositive power with respect to 2,647,195 shares.

SECURITY OWNERSHIP INFORMATION Principal Stockholders

OTHER PROXY PROPOSALS

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP (“KPMG”) to be our independent registered public accounting firm for our 2017 fiscal year. KPMG LLP has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of KPMG by a majority of the votes present and entitled to vote on the matter, then the Audit Committee may reconsider its selection.

We expect a representative from KPMG to be present at the Annual Meeting. The representative will be afforded the opportunity to make a statement if they desire to do so and is expected to be available to respond to stockholder questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees billed for services rendered by KPMG for the fiscal years 2016 and 2015, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2016	2015
Audit fees	$5,678,821	$5,852,555
Audit-related fees (1)	288,443	208,000
Tax fees (2)	1,228,565	551,328
All other fees (3)	-	15,371

Total	$7,195,829	$6,627,254

(1)

Consists principally of fees billed or expected to be billed as incurred on a time and material basis related to internal controls attestation for selected information systems and business units (SSAE 16 audits).

(2)	Represents fees for services provided in connection with the Company’s tax compliance and tax advice.
(3)	Represents fees for advisory services relating to the Company’s ALLL vendor selection project.

In accordance with its charter, the Audit Committee must approve the engagement of our independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Audit Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2016 and 2015, all audit and non-audit related services performed by KPMG were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by KPMG. In considering the nature of the services provided by KPMG, the Audit Committee determined that such services are compatible with the provision of independent audit services. KPMG also confirmed its independence to the Audit Committee.

OTHER PROXY PROPOSALS Proposal 2 — Ratification of Auditor

Proposal No. 3

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

At the 2011 annual meeting of stockholders, our stockholders voted that our advisory vote on executive compensation (otherwise known as “Say on Pay”) be held annually. Our Say on Pay vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinion of our stakeholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of our executive compensation program for our NEOs.

Proposal No. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE “SAY ON PAY” VOTES

The Board of Directors Recommends a Vote “FOR” the Frequency of our “Say on Pay” votes on an ANNUAL Basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act provides stockholders with the opportunity to vote on how frequently we should seek an advisory vote, or Say on Pay, on the compensation of our NEOs, as disclosed pursuant to applicable SEC rules. Stockholders may indicate on a non-binding, advisory basis whether they prefer an advisory vote on NEO compensation on an annual (every one year), biennial (every two years) or triennial (every three years) basis.

After consideration of this proposal, our Board of Directors has determined that an annual Say on Pay advisory vote remains the most appropriate for the stockholders of the Company. Our Board values the opinions of our stockholders and believes that an annual advisory vote will continue to allow our stockholders to provide us with their direct input on our executive compensation program for our NEOs.

Accordingly, we ask our stockholders to indicate their preferred voting frequency by choosing the option of an annual advisory vote (every year), a biennial advisory vote (every two years) or a triennial advisory vote (every three years) or by choosing to abstain from voting on this proposal.

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Board will take into account the outcome of the vote when considering how frequently to submit an advisory “Say on Pay” proposal for stockholder approval.

OTHER PROXY PROPOSALS Say on Pay Proposals

MEETING AND OTHER INFORMATION

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Holders of our common stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as equal the number of shares held by such stockholder, multiplied by the number of directors to be elected. Accordingly, you may cast all of your votes for a single candidate or distribute your votes among as many of the candidates as you choose, up to a maximum of the number of directors to be elected. However, no stockholder will be entitled to cumulate votes for a candidate unless such candidate has been properly nominated prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for each proposal enumerated in this Proxy Statement and as the Proxy Holders may determine within their discretion for any other matters that properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the Annual Meeting for purposes of establishing a quorum and are treated as shares present at the Annual Meeting with respect to such matter.

Except in the case of the election of directors and the advisory approval on Say on Pay frequency as described above, adoption of the proposals requires the affirmative vote the holders of a majority of the Common Stock represented and entitled to vote on the matter. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved. Abstentions will be deemed present for purposes of determining a quorum for the transaction of business and abstentions will have the same effect as a vote against the proposal, except for the election directors and the advisory approval on Say on Pay frequency.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, and the advisory votes on Say on Pay and Say on Pay Frequency. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2017 fiscal year. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business but will not be counted for purposes of determining the number of the votes represented and entitled to vote with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

MEETING & OTHER INFORMATION Voting And Proxy Solicitation

Voting Required

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Plurality of Votes Cast*	No	No Effect	FOR or WITHHOLD

Proposal No. 2 - Ratification of Auditors	Majority of Votes Present and Entitled to Vote	Yes	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Advisory Vote on Say on Pay	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 4 - Advisory approval on Say on Pay Frequency	Most FOR Votes Cast	No	No Effect	1, 2, or 3 YEARS or ABSTAIN

* See “Proposal No. 1 – Election of Directors.”

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Annual Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Annual Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”),

•	Approval, on an advisory basis, of the frequency of future Say on Pay votes to be held ANNUALLY, and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the SEC, commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the Internet instead of mailing a printed copy of the materials to every stockholder. We believe this helps to promote more cost-effective and efficient delivery of our Proxy materials to stockholders while reducing our environmental impact. As a result, you will not receive printed copies of the Proxy materials unless you request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders

MEETING & OTHER INFORMATION Voting And Proxy Solicitation

who previously requested electronic or paper delivery of proxy materials) on or about March 9, 2017. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote proxies over the Internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. You may also access the Proxy materials on the website referred to in the Notice or request to receive a printed set of the Proxy materials.

If you will receive printed copies of the Proxy materials, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

You may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. If you sign up to receive Proxy materials electronically, you will receive an email with links to the materials. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our 2016 Annual Report on Form 10-K, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Corporate Secretary

Telephone: (408) 654-7400

Facsimile: (408) 969-6500

Email: bod@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

MEETING & OTHER INFORMATION Voting And Proxy Solicitation

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 9, 2017. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 24, 2017, and

•	Not later than the close of business on January 23, 2018.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our Bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to us and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

MEETING & OTHER INFORMATION Stockholder Proposals and Nominations

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws also are available through the SEC’s website at www.sec.gov.

2016 ANNUAL REPORT

Stockholders who wish to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2016, without charge, should address a written request to Attention: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

MEETING & OTHER INFORMATION Bylaw Provisions and Annual Report

APPENDIX A

SVB FINANCIAL GROUP

RECONCILIATION OF CERTAIN GAAP TO NON-GAAP FINANCIAL INFORMATION

The following table provides a summary of non-GAAP core fee income, for the year ended December 31, 2016:

(Dollars in thousands)	Year ended December 31, 2016
GAAP noninterest income	$456,552
Less: gains on investment securities, net	51,740
Less: gains on derivative instruments, net	48,581
Less: other noninterest income	40,061

Non-GAAP core fee income (1)	$316,170

Non-GAAP core fee income (1):
Foreign exchange fees	$104,183
Credit card fees	68,205
Deposit service charges	52,524
Lending related fees	33,395
Client investment fees	32,219
Letters of credit and standby letters of credit fees	25,644

Total non-GAAP core fee income (1)	$316,170

(1)	This non-GAAP measure represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control.

In discussing our financial performance, we use certain non-GAAP measures. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

Specifically in this Proxy Statement, we report our non-GAAP core fee income, which is a part of our noninterest income, as reported in accordance with GAAP. We believe this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance by excluding from our noninterest income certain line items where performance is typically subject to market or other conditions beyond our control, such as gains (losses) on investment securities, net, gains (losses) on derivative instruments, net, and other noninterest income items. We use, and believe our investors benefit from referring to, our non-GAAP core fee income in assessing our overall operating results, forecasting and analyzing future periods.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP.

A-1

APPENDIX Non-GAAP Reconciliation Table

svb

SVB FINANCIAL GROUP 3003 TASMAN DRIVE SANTA CLARA, CA 95054

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17091-P85507

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SVB FINANCIAL GROUP For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Greg W. Becker 07) Jeffrey N. Maggioncalda

02) Eric A. Benhamou 08) Mary J. Miller

03) David M. Clapper 09) Kate D. Mitchell

04) Roger F. Dunbar 10) John F. Robinson

05) Joel P. Friedman 11) Garen K. Staglin

06) Lata Krishnan

The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017.

3. To approve, on an advisory basis, our executive compensation (“Say on Pay”).

The Board of Directors recommends you vote 1 YEAR on Proposal 4: 1 Year 2 Years 3 Years Abstain

4. To approve, on an advisory basis, the frequency of future Say on Pay votes.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.

Please indicate if you plan to attend this meeting.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2016 Form 10-K Annual Report are available at www.proxyvote.com.

E17092-P85507

SVB FINANCIAL GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 27, 2017

The undersigned appoints GREG W. BECKER and MICHAEL S. ZUCKERT, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 27, 2017, at 4:30 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and manner listed on the reverse side. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters listed on the reverse side and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Cumulative voting (Complete only if applicable)

1.1 1.2 1.3 1.4 1.5 1.6 1.7 1.8 1.9 1.10 1.11

NAME OF CANDIDATE

# OF VOTES CAST

(If you exercised cumulative voting, please mark corresponding box on the reverse side.

Continued and to be signed on reverse side

V.1.1